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                              RETAIL VENTURES, INC.





                                  Exhibit 4(a)




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                                                                    EXHIBIT 4(a)







                       THE PROFIT SHARING AND 401(k) PLAN






               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)


                       THE PROFIT SHARING AND 401(k) PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)


                                TABLE OF CONTENTS

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

ARTICLE I NATURE OF PLAN.................................................................................................1

ARTICLE II DEFINITIONS AND CONSTRUCTION..................................................................................3
           2.1       Accounts............................................................................................3
           2.2       Accrued Benefit.....................................................................................3
           2.3       Actual Deferral Percentage..........................................................................4
           2.4       Actual Matching Percentage..........................................................................5
           2.5       Administrator.......................................................................................5
           2.6       Alternate Payee.....................................................................................6
           2.7       Annual Addition.....................................................................................6
           2.8       Beneficiary.........................................................................................6
           2.9       Code................................................................................................6
           2.10      Committee...........................................................................................7
           2.11      Company.............................................................................................7
           2.12      Company Stock.......................................................................................7
           2.13      Compensation........................................................................................7
           2.14      Considered Compensation.............................................................................8
           2.15      Determination Year..................................................................................8
           2.16      Early Retirement Age................................................................................8
           2.17      Effective Date......................................................................................8
           2.18      Eligible Employee...................................................................................8
           2.19      Employee............................................................................................8
           2.20      Employee Contribution...............................................................................8
           2.21      Employer............................................................................................8
           2.22      Employer Matching Contribution......................................................................9
           2.23      Employer Nonelective Contribution...................................................................9
           2.24      Employer Profit Sharing Contribution................................................................9
           2.25      Employer Salary Reduction Contribution..............................................................9
           2.26      Employment Commencement Date........................................................................9
           2.27      ERISA...............................................................................................9
           2.28      Fiscal Year.........................................................................................9
           2.29      Forfeitures.........................................................................................9
           2.30      Forfeiture Amount...................................................................................9
           2.31      Former Participant..................................................................................9



                                       i

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
           2.32      Full-Time Employee..................................................................................9
           2.33      Highly Compensated Employee.........................................................................9
           2.34      Hour of Service....................................................................................10
           2.35      Leave of Absence...................................................................................12
           2.36      Limitation Year....................................................................................12
           2.37      Normal Retirement Age..............................................................................12
           2.38      One Year Break in Service..........................................................................12
           2.39      Parental Absence...................................................................................12
           2.40      Part-Time Employee.................................................................................13
           2.41      Participant........................................................................................13
           2.42      Plan...............................................................................................13
           2.43      Plan Entry Date....................................................................................13
           2.44      Plan Year..........................................................................................13
           2.45      Qualified Domestic Relations Order.................................................................13
           2.46      Qualified Employer Contributions...................................................................14
           2.47      Re-Employed Employee...............................................................................14
           2.48      Related Employer...................................................................................15
           2.49      Related Plan.......................................................................................15
           2.50      Reemployment Commencement Date.....................................................................15
           2.51      Required Commencement Date.........................................................................15
           2.52      Rollover Contribution..............................................................................15
           2.53      Service............................................................................................15
           2.54      Total and Permanent Disability.....................................................................16
           2.55      Trust..............................................................................................16
           2.56      Trust Agreement....................................................................................16
           2.57      Trust Fund.........................................................................................16
           2.58      Trustee............................................................................................16
           2.59      Valuation Date.....................................................................................16
           2.60      Vested Accrued Benefit.............................................................................16
           2.61      Vesting Service....................................................................................16
           2.62      Year of Eligibility Service........................................................................16
           2.63      Year of Vesting Service............................................................................17

ARTICLE III ELIGIBILITY AND PARTICIPATION...............................................................................18
           3.1       Eligibility........................................................................................18
           3.2       Participation - Re-Employed Employees..............................................................18
           3.3       Notice of Participation; Passive Enrollment........................................................18
           3.4       Election Not to Participate........................................................................19

ARTICLE IV EMPLOYER CONTRIBUTIONS.......................................................................................20
           4.1       Employer Contributions.............................................................................20
           4.2       Employer Contribution Limitation...................................................................20
           4.3       Determination of Contribution......................................................................21



                                       ii

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
           4.4       Time and Method of Payment of Employer Contributions...............................................22
           4.5       Limitations on Employer Matching Contribution......................................................22
           4.6       Return of Employer Contributions...................................................................25
           4.7       Employee Contributions.............................................................................26
           4.8       Rollover Contributions.............................................................................26
           4.9       Investment of Assets...............................................................................26
           4.10      Investment Elections...............................................................................27
           4.11      Change of Elections................................................................................27
           4.12      Default Investments................................................................................27
           4.13      Investment in Stock of Employer....................................................................27

ARTICLE V PARTICIPANT DEFERRALS OF CONSIDERED COMPENSATION..............................................................29
           5.1       Participant Election to Defer Considered Compensation..............................................29
           5.2       Limitation on Employer Salary Reduction Contributions for Highly
                     Compensated Employees..............................................................................29
           5.3       Distribution of Excess Deferrals...................................................................33

ARTICLE VI ALLOCATIONS..................................................................................................35
           6.1       Participant's Accounts.............................................................................35
           6.2       Charging of Payments, Distributions and Loans......................................................35
           6.3       Allocation of Earnings and Losses to Accounts......................................................35
           6.4       Allocation of Contributions........................................................................36
           6.5       Dates Contributions Considered Made................................................................38
           6.6       Valuation..........................................................................................38
           6.7       Equitable Allocations..............................................................................38
           6.8       Limitation on Annual Additions.....................................................................39
           6.9       Allocation Does Not Create Rights..................................................................40

ARTICLE VII TERMINATION OF SERVICE - PARTICIPANT VESTING................................................................41
           7.1       Normal Retirement..................................................................................41
           7.2       Early Retirement...................................................................................41
           7.3       Disability.........................................................................................41
           7.4       Death..............................................................................................42
           7.5       Termination of Service Prior to Early or Normal Retirement.........................................42
           7.6       Years of Vesting Service...........................................................................43
           7.7       Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit....................................43
           7.8       Termination, Partial Termination, or Complete Discontinuance of Employer Contributions.............44

ARTICLE VIII TIME AND METHOD OF PAYMENT OF BENEFITS.....................................................................45
           8.1       Time of Payment....................................................................................45
           8.2       Payment of Retirement or Disability Benefits.......................................................47
           8.3       Payment of Benefits Following Separation From Service..............................................48
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                                      iii

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
           8.4       Pre-Retirement Death Benefits......................................................................48
           8.5       Pre-Retirement Spousal Death Benefit...............................................................49
           8.6       Deferral of Payments...............................................................................49
           8.7       Lump Sum Cashout and Special Limitation on Involuntary Payment of Benefits.........................49
           8.8       Qualified Domestic Relations Orders................................................................50
           8.9       Payment in the Event of Legal Disability...........................................................50
           8.10      Accounts Charged...................................................................................51
           8.11      Payments Only from Trust Fund......................................................................51
           8.12      Unclaimed Account Procedure........................................................................51
           8.13      Restrictions on Distributions......................................................................51

ARTICLE VIII A TRANSITION RULES.........................................................................................53
           8A.1      Transition Benefits................................................................................53
           8A.2      Forms of Retirement Benefit........................................................................53
           8A.3      Distribution of Benefits Upon Death................................................................56

ARTICLE IX TOP HEAVY PLAN PROVISIONS....................................................................................58
           9.1       Top Heavy Rules Applied............................................................................58
           9.2       Additional Definitions.............................................................................58
           9.3       Additional Limitation - Defined Benefit Plan.......................................................61
           9.4       Minimum Benefit....................................................................................63
           9.5       Termination of Service Prior to Normal Retirement Age..............................................64

ARTICLE X IN-SERVICE WITHDRAWALS........................................................................................66
           10.1      In-Service Withdrawal From Accounts................................................................66
           10.2      Hardship Withdrawals...............................................................................66
           10.3      Age 59 1/2.........................................................................................68
           10.4      After Tax Contributions............................................................................69

ARTICLE XI LOANS........................................................................................................70
           11.1      Loans to Participants: Basic Terms and Limits......................................................70
           11.2      Instruments and Security for Loans.................................................................71
           11.3      Loan Provisions Incorporated by Reference..........................................................72
           11.4      Payment of Expenses................................................................................72

ARTICLE XII EMPLOYER ADMINISTRATIVE PROVISIONS..........................................................................74
           12.1      Information........................................................................................74
           12.2      No Liability.......................................................................................74
           12.3      Employer Action....................................................................................74
           12.4      Indemnity..........................................................................................74
           12.5      Amendment to Vesting Schedule......................................................................74



                                       iv

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
ARTICLE XIII COMMITTEE - ADMINISTRATION AND INVESTMENT PROVISIONS.......................................................76
           13.1      Appointment of Committee...........................................................................76
           13.2      Term...............................................................................................76
           13.3      Compensation.......................................................................................76
           13.4      Powers of the Committee............................................................................76
           13.5      Manner of Action...................................................................................78
           13.6      Authorized Representative..........................................................................78
           13.7      Exclusive Benefit..................................................................................78
           13.8      Interested Member..................................................................................78
           13.9      Funding Policy.....................................................................................79
           13.10     Books and Records..................................................................................79

ARTICLE XIV PARTICIPANT ADMINISTRATIVE PROVISIONS.......................................................................80
           14.1      Beneficiary Designation............................................................................80
           14.2      No Beneficiary Designation.........................................................................80
           14.3      Personal Data to Committee.........................................................................80
           14.4      Address for Notification...........................................................................80
           14.5      Place of Payment and Proof of Continued Eligibility................................................80
           14.6      Alienation.........................................................................................81
           14.7      Litigation Against the Trust.......................................................................81
           14.8      Information Available..............................................................................81
           14.9      Beneficiary's Right to Information.................................................................81
           14.10     Claims Procedure...................................................................................81
           14.11     Appeal Procedure for Denial of Benefits............................................................82
           14.12     No Rights Implied..................................................................................83
           14.13     Electronic Transactions............................................................................83

ARTICLE XV FIDUCIARY DUTIES.............................................................................................84
           15.1      Fiduciaries........................................................................................84
           15.2      Allocation of Responsibilities.....................................................................84
           15.3      Procedures for Delegation and Allocation of Responsibilities.......................................85
           15.4      Allocation of Fiduciary Liability..................................................................85

ARTICLE XVI DISCONTINUANCE AMENDMENT AND TERMINATION....................................................................87
           16.1      Discontinuance.....................................................................................87
           16.2      Amendment..........................................................................................87
           16.3      Termination........................................................................................87
           16.4      Termination, Partial Termination, or Complete Discontinuance of Employer Contributions.............87
           16.5      Procedure on Termination...........................................................................88
           16.6      Merger.............................................................................................88
           16.7      Notice of Change in Terms..........................................................................88



                                       v

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
ARTICLE XVII THE TRUST..................................................................................................89
           17.1      Purpose of the Trust Fund..........................................................................89
           17.2      Appointment of Trustee.............................................................................89
           17.3      Exclusive Benefit of Participants..................................................................89
           17.4      Benefits Supported Only By the Trust Fund..........................................................89
           17.5      Rights to Trust Assets.............................................................................89
           17.6      Restriction of Use of Trust Fund...................................................................89

ARTICLE XVIII MISCELLANEOUS.............................................................................................90
           18.1      Execution of Receipts and Releases.................................................................90
           18.2      No Guarantee of Interests..........................................................................90
           18.3      Payment of Expenses................................................................................90
           18.4      Employer Records...................................................................................90
           18.5      Interpretations and Adjustments....................................................................90
           18.6      Uniform Rules......................................................................................90
           18.7      Evidence...........................................................................................91
           18.8      Severability.......................................................................................91
           18.9      Notice.............................................................................................91
           18.10     Waiver of Notice...................................................................................91
           18.11     Successors.........................................................................................91
           18.12     Headings...........................................................................................91
           18.13     Governing Law......................................................................................91
           18.14     Qualified Military Service.........................................................................91

ARTICLE XIX EMPLOYER PARTICIPATION......................................................................................92
           19.1      Adoption by Employer...............................................................................92
           19.2      Withdrawal by Employer.............................................................................92
           19.3      Adoption Contingent Upon Initial and Continued Qualification.......................................93
           19.4      No Joint Venture Implied...........................................................................93

ARTICLE XX SIGNATURE PAGE...............................................................................................94

SCHEDULE I..............................................................................................................95



                                       vi

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                       THE PROFIT SHARING AND 401(k) PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)


                                    ARTICLE I

                                 NATURE OF PLAN


           WHEREAS, Schottenstein Stores Corporation, a Delaware corporation, established the Associates Profit Sharing and 401(k) Plan #SS7 of Schottenstein Stores Corporation and Affiliated Entities (the "Prior Plan") for the benefit of its eligible employees and their beneficiaries. The profit sharing provisions of the Prior Plan were effective August 1, 1989 and the qualified cash or deferred arrangement was effective October 1, 1989; and

           WHEREAS, Schottenstein Stores Corporation amended and restated the Prior Plan effective as of January 1, 1994 to comply with the provisions of applicable law through January 1, 1994; and

           WHEREAS, effective January 1, 1996, Schottenstein Stores Corporation again amended and restated the Prior Plan to authorize plan loans and to make certain other technical changes to reflect the fact that assets from the Savings and Profit Sharing Retirement Plan of Steinbach Stores, Inc. and Participating Affiliated Companies would be transferred to the Prior Plan in a direct trustee-to-trustee transfer in connection with the conversion of certain Steinbach Stores, Inc. department stores into Value City Department Stores; and

           WHEREAS, effective April 1, 1999, the American Eagle Outfitters, Inc. Retirement Plan (as amended and restated effective January 1, 1994) was merged into this Plan; and

           WHEREAS, effective September 1, 2000, the Filene's Basement, Inc. Thrift Incentive Plan (as amended and restated effective January 1, 1994) shall be merged into this Plan; and

           WHEREAS, effective July 1, 2000, the Gramex Corporation 401(k) Profit Sharing Plan shall be merged into this Plan.

           NOW, THEREFORE, effective January 1, 2000, the Company hereby amends and restates the Plan into the Plan as set forth herein, which amended and restated Plan shall, as of the dates set forth above, consist of the merged Associates Profit Sharing and 401(k) Plan #SS7 of Schottenstein Stores Corporation and Affiliated Entities and Filene's Basement, Inc. Thrift Incentive Plan and Gramex Corporation 401(k) Profit Sharing Plan. The Company intends that the Plan be qualified under section 401(a) of the Code (hereinafter defined), with a cash or deferred arrangement qualified under section 401(k) of the Code and a trust exempt from taxation under section 501(a) of the Code. Pursuant to the requirements of section 401(a)(27) of the Code, the Company also intends that the Plan be a profit-sharing plan.


--------------------------
End of Article I

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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION


           For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "Article" or "Section" in this Plan are intended to be a cross-reference to the same, and shall refer to an Article or Section of this Plan unless specifically stated otherwise. Compounds of the word "here," such as "herein" and "hereof" shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context.

           In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

           It is the intention of the Employer that the Plan be qualified under the provisions of the Code and ERISA and that all its provisions shall be construed to that result.

           2.1 Accounts. The separate accounts maintained to record the interests of Participants under the Plan. The following terms designate the Accounts under the Plan and are defined as provided herein.

                      (a) Employer Matching Contribution Account. The separate account of a Participant consisting of Employer Matching Contributions made by the Employer pursuant to Section 4.1(b) and allocated to the Participant pursuant to Section 6.4, together with the income, gain, and losses allocated thereto and less distributions made therefrom.

                      (b) Employer Nonelective Contribution Account. The separate account of a Participant consisting of the Employer Nonelective Contributions made by the Employer pursuant to Section 4.1(d) and allocated to the Participant pursuant to Section 6.4, together with the income, gain, and losses allocated thereto and less distributions made therefrom.

                      (c)        Employer Profit Sharing Contribution Account.
The separate account of a Participant consisting of the Employer Profit Sharing Contributions made by the Employer pursuant to Section 4.1(c) and allocated to the Participant pursuant to Section 6.4, together with the income, gain, and losses allocated thereto and less distributions made therefrom.

                      (d)        Employer Salary Reduction Contribution Account.
The separate account of a Participant consisting of the sum of (i) Employer Salary Reduction Contributions made by the Employer in accordance with Section 4.1(a) and allocated to the Participant pursuant to Section 6.4, and (ii) Employer Nonelective Contributions made by the Employer pursuant to Section 4.1(d) and allocated to the Participant pursuant to Section 6.4, together with the income, gain, and losses allocated thereto and less distributions therefrom.

                      (e) Employee Contribution Account. The separate account of a Participant consisting of the balance of Employer Salary Reduction Contributions, if any, recharacterized as Employee Contributions and allocated to a Participant's Employee Contribution Account pursuant to the provisions of
Section 5.2, together with the income, gain, and losses allocated thereto, and less distributions made therefrom.

                      (f) Rollover Contribution Account. The separate account of a Participant consisting of Rollover Contributions made by a Participant or Employee in accordance with Section 4.8, together with the income, gain, and losses allocated thereto, and less distributions made therefrom.

           2.2 Accrued Benefit. The amount allocated to a Participant's Accounts as of any date.

           2.3 Actual Deferral Percentage. For a specified group of Eligible Employees the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group to the nearest .01%) of: (i) the amount of all Employer Salary Reduction Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Employer Salary Reduction Contribution Account for such Plan Year, and such Employer Matching Contributions, Employer Nonelective Contributions, and Employer Profit Sharing Contributions, if any, for such Plan Year, as may qualify for aggregation hereunder under section 401(k)(3)(D)(ii) of the Code, that may be designated by the Committee under this Section as includible in this computation for this Plan Year, to (ii) the Considered Compensation received by the Employee during the Plan Year, such average of ratios being multiplied by 100.

                      (a) To the extent that the Committee elects, pursuant to the above paragraph, to take Employer Matching Contributions, Employer Nonelective Contributions, or Employer Profit Sharing Contributions (that meet the requirements of the applicable Treasury Regulations) into account in computing the Actual Deferral Percentage, the Actual Matching Percentage tests under Section 4.5 must still be computed and satisfied separately, and in doing so the Employer shall disregard the Employer Matching Contributions, Employer Nonelective Contributions, or Employer Profit Sharing Contributions used in computing the Actual Deferral Percentage for such Plan Year.

                      (b) For purposes of this Section, the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Salary Reduction Contributions allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single arrangement. Further, in the event that this Plan satisfies the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, the Actual Deferral Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan. Moreover, if two or more plans are permissively aggregated for purposes of section 401(k) of the Code, the aggregated plans must also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

           2.4 Actual Matching Percentage. For a specified group of Eligible Employees (who have satisfied the eligibility requirements of Article
III) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group to the nearest .01%) of: (i) the sum of all Employer Matching Contributions and Employee Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Employer Matching Contribution Account or Employee Contribution Account for such Plan Year, and, in accordance with applicable Treasury Regulations, such Employer Salary Reduction Contributions, Employer Nonelective Contributions, or Employer Profit Sharing Contributions if any, as may be designated by the Committee under this Section as includible in this computation for this Plan Year, to (ii) the Considered Compensation received by the Employee during the Plan Year, such average of ratios being multiplied by 100.

                      (a) To the extent that the Committee elects, pursuant to the above paragraph, to take Employer Salary Reduction Contributions, Employer Nonelective Contributions, or Employer Profit Sharing Contributions into account in computing the Actual Matching Percentage for such Plan Year, the Actual Deferral Percentage tests under Section 5.2 must still be computed and satisfied separately, and in doing so, the Employer shall disregard Employer Salary Reduction Contributions, Employer Nonelective Contributions, and Employer Profit Sharing Contributions used in computing the Actual Matching Percentage for such Plan Year.

                      (b) For purposes of this Section, the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions or Employee Contributions allocated to his account under two or more plans or arrangements described in section 401(a) of the Code that are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single arrangement. Further, in the event that this Plan satisfies the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, the Actual Matching Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan. Moreover, if two or more plans are permissively aggregated for purposes of section 401(m) of the Code, the aggregated plans must also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

           2.5        Administrator. The Plan Administrator shall be the
Committee.

           2.6 Alternate Payee. Any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

           2.7 Annual Addition. The sum of the following additions to a Participant's Accounts for the Limitation Year:

                      (a)        Employer contributions,

                      (b)        Employee contributions, and

                      (c)        Forfeitures, plus

                      (d) contributions during the Limitation Year allocated to any individual medical benefit account (within the meaning of sections 415(l) and 419A(d)(2) of the Code) that is established for the Participant.

           2.8 Beneficiary. Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that in the case of a married Participant, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant's spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse's consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse hereunder shall be effective only with respect to that spouse. Absent a designation or surviving spouse, a Participant's Beneficiary shall be determined in the following order of classes, with each class to receive benefits to the exclusion of all subsequent classes, and all members of each class to share equally:

                      (a) lineal descendants (including adopted children) per stirpes;

                      (b)        surviving parents; and

                      (c)        Participant's estate.

           2.9        Code. The Internal Revenue Code of 1986, as amended.

           2.10 Committee. The Committee specified in Article XIII as from time to time constituted. If no such committee is appointed, the Company shall constitute the Committee.

           2.11 Company. Schottenstein Stores Corporation and its successors and assigns.

           2.12 Company Stock. The common stock of the Company or of a Related Employer or of another Employer that has adopted the Plan pursuant to the provisions of Article XIX.

           2.13 Compensation. A Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer as an Employee to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, overtime pay, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), but excluding the following:

                      (a) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of the Participant to a Simplified Employee Pension Plan to the extent such contributions are deductible under section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed (except for amounts received from an unfunded, nonqualified plan in the year such amounts are includible in the Employee's gross income);

                      (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                      (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                      (d) other amounts that receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Participant).

Notwithstanding the foregoing, Compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by an Employer at the election of an Employee and which is not includible in the gross income of the Employee by reason of Section 125 or 457 of the Code. For purposes of the limitation on Annual Additions, Compensation, as defined above, taken into account for a Limitation Year, is the Compensation actually paid or made available to the Participant during such year. Compensation for all purposes under the Plan in excess of $160,000 (as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code) shall be disregarded.

           2.14 Considered Compensation. For purposes of making contributions and allocations hereunder, "Considered Compensation" shall mean, as to each Participant, the total remuneration paid (without taking into account the effect of any election to defer the receipt of compensation made in conjunction with Section 5.1 of this Plan or the effect of any election under
Section 125 of the Code) for the Plan Year reflected on Internal Revenue Service Form W-2 and that is currently includible in income by the Participant for income tax purposes. Considered Compensation in excess of $160,000 (as adjusted for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code) shall be disregarded.

           2.15 Determination Year. The Plan Year for which a determination is being made of who is a Highly Compensated Employee.

           2.16 Early Retirement Age. For individuals who became Participants on or prior to April 1, 1999, the Participant's 55th birthday.

           2.17 Effective Date. The Effective Date of this Plan, as amended and restated, shall be January 1, 2000.

           2.18 Eligible Employee. (1) Any Employee of an Employer other than an Employee covered by a collective bargaining agreement, unless the bargaining agreement provides for such coverage, and (2) an Employee of any other Employer, provided that such Employee is a member of a classification of Employees designated by the Employer as eligible to participate in this Plan in connection with such Employer's adoption of this Plan pursuant to the terms of
Article XIX. Notwithstanding the preceding, a leased employee described in
Section 2.19 shall not be treated as an Eligible Employee and an individual who is a non-resident alien shall not be treated as an Eligible Employee.

           2.19 Employee. An employee of an Employer. In addition, the term "Employee" shall mean any leased employee (within the meaning of section 414(n)(2) of the Code) that section 414(n) of the Code requires the Employer to treat as an employee; provided, however, that if leased employees constitute less than twenty percent (20%) of the number of non-Highly Compensated Employees of the Company, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

           2.20 Employee Contribution. The balance, if any, of Employer Salary Reduction Contributions recharacterized as Employee Contributions and allocated to a Participant's Employee Contribution Account pursuant to the provisions of Section 5.2.

           2.21 Employer. The Company and any other entity that adopts this Plan pursuant to the terms of Article XIX. Schedule I shall list all participating Employers.

           2.22 Employer Matching Contribution. A contribution made by the Employer pursuant to Section 4.1(b).

           2.23 Employer Nonelective Contribution. A contribution made by the Employer pursuant to Section 4.1(d).

           2.24 Employer Profit Sharing Contribution. A contribution made by the Employer pursuant to Section 4.1(c).

           2.25 Employer Salary Reduction Contribution. A contribution made by the Employer pursuant to Section 4.1(a).

           2.26 Employment Commencement Date. The date on which an Employee first performs an Hour of Service for the Employer.

           2.27 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

           2.28       Fiscal Year. The fiscal year of the Employer.

           2.29 Forfeitures. The aggregate amount of all Forfeiture Amounts that have ceased for a Plan Year to be part of Participants' Accrued Benefits, with respect to such Plan Year, as provided in Section 7.7(a).

           2.30 Forfeiture Amount. The portion of a Participant's Employer Matching Contribution Account and Employer Profit Sharing Contribution Account that is not part of the Participant's Vested Accrued Benefit upon the Participant's termination of Service, determined pursuant to Section 7.5.

           2.31 Former Participant. Any individual, other than a Re-Employed Employee, who has been a Participant, but who has terminated Service, and who has not yet received the entire benefit to which he is entitled under the Plan.

           2.32 Full-Time Employee. An Eligible Employee who is regularly scheduled to work 20 or more hours per week for an Employer.

           2.33 Highly Compensated Employee. An Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from an Employer during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code) and was in the top paid group of employees for the look back year.

An Employee is in the top paid group of employees if he is in the top 20 percent of the employees of his Employer and all Related Employers when ranked on the basis of compensation paid during the look back year.

A "highly compensated former employee" includes any Employee who (1) separated from service from an Employer and all Related Employers (or is deemed to have separated from service from an Employer and all Related Employers) prior to the Plan Year, (2) performed no services for an Employer during the Plan Year, and
(3) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Section 414(q) of the Code for such year.

The determination of who is a Highly Compensated Employee hereunder, including, if applicable, determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

                      (a) An employee's "compensation" means compensation as defined in Section 415(c)(3) of the Code and regulations issued thereunder.

                      (b) The "look back year" means the 12-month period immediately preceding the Plan Year.

           2.34       Hour of Service.

                      (a) Each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer or a Related Employer for the performance of duties or for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), and each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by an Employer. The number of Hours of Service to be credited to an Employee or Participant because of his being entitled to payment for reasons other than for the performance of duties shall be determined in accordance with section 2530.200b-2(b) of the Department of Labor Regulations. Notwithstanding the preceding sentence, not more than 501 Hours of Service shall be credited to any Employee or Participant during any computation period for any single, continuous period during which the Employee or Participant performs no duties. In addition, an hour of service performed for a Related Employer during the time that (i) the Related Employer is a Related Employer and (ii) any other Related Employer maintains or adopts the Plan, that if performed for an Employer would be an Hour of Service, and any hour with respect to such a Related Employer that would be an Hour of Service if it were creditable pursuant to this Section with respect to an Employer shall be considered an Hour of Service performed for the Employer.

                      (b) The Committee shall credit Hours of Service with respect to any Employee or Participant in the following manner:

                                 (i)        Hours of Service for which an
           Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer for the performance of duties shall be credited for the Plan Year in which the Employee performs the duties.

                                 (ii)       Hours of Service for which an
           Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties shall be credited as follows:

                      (1) If payment for such Hours of Service is calculated on the basis of units of time (such as hours, days, weeks, or months), such Hours of Service shall be credited to the Plan Year(s) in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

                      (2) If payment for such Hours of Service is not calculated on the basis of units of time, such Hours of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one Plan Year, such Hours of Service shall be allocated between not more than the first two Plan Years on any reasonable basis which is consistently applied.

                                 (iii) Hours of Service for which back pay has been awarded to an Employee or Participant or agreed to by an Employer shall be credited for the Plan Year(s) in which the award or the agreement pertains rather than for the Plan Year in which the award, agreement, or payment is made.

                      (c) Hours of Service shall include hours earned as an employee of Schottenstein Stores Corporation or as an employee of any entity affiliated with Schottenstein Stores Corporation or American Eagle Outfitters, Inc., and shall also include hours earned as an employee of any entity which maintains this Plan or which maintained the American Eagle Outfitters, Inc. Retirement Plan prior to April 1, 1999 and shall include hours earned as an employee of any entity affiliated with an entity maintaining either such Plan. Notwithstanding the foregoing, an Employee shall not be credited with more than a single Hour of Service for a single hour of service performed by the Employee.

                      (d) The Committee shall credit Hours of Service under only one of the methods described herein.

                      (e) The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

           2.35 Leave of Absence. Any period of absence from the active employment of an Employer specifically granted to the Employee in writing in accordance with a uniform policy, consistently applied, or military service under circumstance in which the Employee has reemployment rights under Federal law, subject to the following conditions:

                      (a) Absence from the active Service of the Employer by reason of Leave of Absence granted by the Employer because of accident, illness, or military service or for any other reason granted by the Employer on the basis of a uniform policy applied without discrimination will not terminate an Employee's Service, provided he returns to the active employment of the Employer at or prior to the expiration of his leave, or, if not specified therein, within the period of time which accords with the Employer's policy with respect to permitted absences.

                      (b) Absence from the active Service of the Employer because of engagement in military service under circumstances in which the Employee has reemployment rights under Federal law will be considered a Leave of Absence granted by the Employer and will not terminate the Service of an Employee if he returns to the active employment of the Employer within 90 days from and after discharge or separation from such engagement or, if later, within the period of time during which he has re-employment rights under any applicable Federal law.

                      (c) If any such Employee who is on Leave of Absence pursuant to paragraphs (a) or (b) above does not return to the active Service of the Employer at or prior to the expiration of his Leave of Absence, his Service will be considered terminated as of the date on which his Leave of Absence began; provided, however, that if such Employee is prevented from his timely return to the active employment of the Employer because of his permanent disability or his death, he shall be treated under the Plan as though he returned to active Service immediately preceding the date of his permanent disability or his death.

           2.36 Limitation Year. The 12 consecutive month period beginning on January 1 and ending on December 31.

           2.37 Normal Retirement Age. The Participant's 65th birthday; provided, however, that the Normal Retirement Age for a Participant who had an Account balance in the American Eagle Outfitters, Inc. Retirement Plan shall be the earlier of (i) age 65, or (ii) the later of (x) his 60th birthday, or (y) the date 5 years after first becoming a Participant in the American Eagle Outfitters, Inc. Retirement Plan.

           2.38 One Year Break in Service. A Plan Year in which a person fails to complete more than 500 Hours of Service.

           2.39 Parental Absence. Any period of absence from the active Service of an Employer:

                      (a)        by reason of the pregnancy of the Employee;

                      (b) by reason of the birth of a child of the Employee;

                      (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

                      (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

           2.40 Part-Time Employee. An Eligible Employee who is regularly scheduled to work less than 20 hours per week for an Employer.

           2.41 Participant. An Eligible Employee, other than a Former Participant, who has satisfied the requirements of Article III.

           2.42 Plan. The Profit Sharing and 401(k) Plan, as embodied herein and as amended from time to time.

           2.43       Plan Entry Date. The first day of each calendar month.

           2.44 Plan Year. The 12 consecutive month period beginning on January 1 and ending on December 31 of each year.

           2.45 Qualified Domestic Relations Order. An order entered on or after January 1, 1985, that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, does not require the Plan to provide increased benefits (determined on the basis of actuarial value), does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, and that has the following characteristics:

                      (a) A judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law).

                      (b)        The order must clearly specify:

                                 (i)        the name and last known mailing
           address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                                 (ii)       the amount or percentage of the
           Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                                 (iii)      the number of payments or payment
           period to which such order applies; and

                                 (iv)       specifically specifies that it is
           applicable with respect to this Plan.

                      (c) In the case of any payment before a Participant has separated from Service, an order will not be treated as failing to be a Qualified Domestic Relations Order solely because such order requires the payment of benefits be made to an Alternate Payee:

                                 (i) in the case of any payment before a Participant has separated from Service, on or after the date on which the Participant is entitled to a distribution under the Plan or on or after the later of the date the Participant attains age 50 or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service,

                                 (ii) as if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date), and

                                 (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

                      (d) In addition, the Committee shall treat any order entered prior to January 1, 1985 as a Qualified Domestic Relations Order if the Committee is paying benefits pursuant to such order on such date, and the Committee may treat any other order entered prior to January 1, 1985, as a Qualified Domestic Relations Order even if such order does not satisfy the requirements of this Section.

           2.46 Qualified Employer Contributions. Employer contributions that both (i) qualify for aggregation for Code Section 401(k) or 401(m) discrimination testing purposes, pursuant to sections 401(k)(3)(1) (ii) or 401(m)(3) of the Code, and (ii) were in fact aggregated for such purposes.

           2.47 Re-Employed Employee. An Employee who (i) previously separated from Service or service with a Related Employer with a nonforfeitable interest in his Employer Matching Contribution Account or Employee Profit Sharing Contribution Account or (ii) previously separated from Service or service with a Related Employer without a nonforfeitable interest in his Employer Matching Contribution Account or Employer Profit Sharing Contribution Account but who resumes Service or service with a Related Employer before his number of consecutive One Year Breaks in

Service equals or exceeds the greater of five or his number of years of Vesting Service prior to his separation from Service or separation from service with a Related Employer.

           2.48 Related Employer. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined in section 414(b) of the Code, with such section, for purposes of the limitation on Annual Additions, being modified pursuant to section 415(h) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code, with such section being modified, for purposes of the limitation on Annual Additions, in accordance with section 415(h) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

           2.49 Related Plan. Any defined contribution plan (as defined in section 415(k) of the Code) maintained by the Employer or any Related Employer.

           2.50 Reemployment Commencement Date. The date on which an Employee first performs an Hour of Service for the Employer following a separation from Service.

           2.51 Required Commencement Date. For a Participant who is not a 5% owner (as defined in Section 416(i) of the Code) of the Employer, the Required Commencement Date shall be April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or retires. The Required Commencement Date of a Participant who is a 5% owner shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

           2.52 Rollover Contribution. A transfer or contribution to the Plan of an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from an employees' trust described in section 401(a) of the Code that is exempt from tax under section 501(a) thereof and any earnings thereon in a manner which would constitute a direct trust-to-trust transfer or an eligible rollover contribution within the meaning of section 402(c)(4), 403(a)(4) or 408(d)(3)(A)(ii) of the Code. Notwithstanding the foregoing provisions of this Section 2.52, no direct trust-to-trust transfer to this Plan of an amount described in the immediately preceding sentence shall be permitted if such amount is attributable, directly or indirectly, to a transfer from a defined benefit plan (within the meaning of section 414(j) of the Code) or a defined contribution plan (within the meaning of section 414(i) of the Code) subject to the minimum funding standards of section 412 of the Code.

           2.53 Service. Any period of time the Employee is employed by an Employer, including any period the Employee is on Leave of Absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees and including any leave of absence that an Employee is entitled to take pursuant to FMLA, provided that such Employee returns to work at the conclusion of such leave in a manner consistent with the requirements of FMLA and any administrative requirements imposed by the Employer that are permissible under FMLA. The Plan shall treat service of an Employee with a predecessor or Related Employer as Service with an Employer to the extent required by section 414(a) of the Code. Periods of service recognized under the American Eagle Outfitters, Inc. Retirement Plan prior to its amendment and restatement into this Plan shall be recognized as Service under this Plan.

           2.54 Total and Permanent Disability. A permanent mental or physical impairment which prevents the Participant from engaging in any substantial gainful occupation or employment. The Committee will determine whether a Participant has a Total and Permanent Disability under uniform rules of general application, and the determination of the Committee shall be final.

           2.55 Trust. The trust or trusts related to the Plan, as may be amended from time to time, to hold, administer, and invest the contributions made under the Plan.

           2.56 Trust Agreement. The agreement or agreements between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

           2.57 Trust Fund. All property of every kind held or acquired by the Trustee under the Trust Agreement.

           2.58 Trustee. The person or entity from time to time appointed as Trustee under the Trust Agreement.

           2.59 Valuation Date. Each day that the New York Stock Exchange is open for business and any other date chosen by the Committee.

           2.60 Vested Accrued Benefit. The percentage of a Participant's Accrued Benefit to which he becomes entitled upon termination of his employment, determined in accordance with Section 7.5.

           2.61 Vesting Service. The period of Service of an Employee which is used to determine the Employee's nonforfeitable interest in his Employer Matching Contribution Account and his Employer Profit Sharing Contribution Account. Service recognized for vesting purposes under the Filene's Basement, Inc. Thrift Incentive Plan or under the Gramex Corporation 401(k) Profit Sharing Plan shall be recognized under the Plan as Vesting Service.

           2.62 Year of Eligibility Service. A Year of Eligibility Service shall mean an eligibility computation period during which an Employee completes not less than one thousand (1,000) Hours of Service. For purposes of the preceding sentence, the term "eligibility computation period" initially shall mean the 12-month period commencing on the date that the Employee performs the first Hour of Service for an Employer, and ending on the first anniversary thereof. Thereafter, the "eligibility computation period" shall be each Plan Year, beginning with Plan Year in which the initial eligibility computation period ends. Service with Filene's Basement, Inc. and with Gramex Corporation shall be recognized when computing a Year of Eligibility Service under the Plan.

           2.63       Year of Vesting Service. For purposes of vesting under
Section 7.5, a Year of Vesting Service shall mean a vesting computation period during which an Employee completes not less than one thousand (1,000) Hours of Service. For purposes of the preceding sentence, the term "vesting computation period" initially shall mean the 12-month period commencing on the date that the Employee performs the first Hour of Service for an Employer, and ending on the first anniversary thereof. Thereafter, the "vesting computation period" shall be each Plan Year, beginning with Plan Year in which the initial vesting computation period ends.


--------------------------
End of Article II

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION


           3.1 Eligibility. Each Eligible Employee who, prior to April 1, 1999 was a participant in the Prior Plan or the American Eagle Outfitters, Inc. Retirement Plan shall be a Participant hereunder as of April 1, 1999. Each Eligible Employee who, prior to May 1, 2000 was a participant in the Filene's Basement, Inc. Thrift Incentive Plan shall become a Participant hereunder as of May 1, 2000. Each Eligible Employee who, prior to March 1, 2000 was a participant in the Gramex Corporation 401(k) Profit Sharing Plan shall become a Participant hereunder as of March 1, 2000. Each other Full-Time Employee may become a Participant in the Plan on the Plan Entry Date (or any date thereafter) coincident with or immediately following his attainment of age 20 1/2 and his completion of 60 days of employment with an Employer or a Related Employer. Each other Part-Time Employee may become a Participant in the Plan on the Plan Entry Date (or any date thereafter) that is coincident with or immediately following 60 days after his attainment of age 20 1/2 and his completion of one Year of Eligibility Service. Notwithstanding the foregoing, an Eligible Employee who is covered by a collective bargaining agreement pursuant to which he is entitled to become a Participant in this Plan may become a Participant in accordance with the provisions of such collective bargaining agreement.

           3.2 Participation - Re-Employed Employees. A Re-Employed Employee who is an Eligible Employee shall reenter the Plan as a Participant:

                      (a) If he was a Participant prior to his separation from Service, the day he performs his first Hour of Service as a result of his return to Service, or

                      (b) If he was not a Participant prior to his separation from Service, on the first Plan Entry Date (or any date thereafter) after his Reemployment Commencement Date, but in no event prior to the date his participation would have commenced had there been no separation from Service.

           Any other Employee whose employment terminates and who is subsequently re-employed shall commence participation in accordance with the provisions of Section 3.1.

           3.3 Notice of Participation; Passive Enrollment. Prior to his Plan Entry Date, the Committee shall give an Eligible Employee reasonable notice of his pending commencement of participation in the Plan. Such notice shall include forms and instructions on which the Eligible Employee may make the election provided in Section 5.1 of this Plan; provided, however, that a Full-Time Employee shall automatically be enrolled in the Plan as of the first Plan Entry Date on which he is eligible under this Article III and shall be deemed to have elected to defer one percent (1%) of his Considered Compensation in accordance with Section 5.1 of the Plan, unless the

Participant (i) elects to defer a greater percentage of his Considered Compensation, (ii) affirmatively elects not to defer any portion of his Considered Compensation, or (iii) irrevocably elects not to participate in the Plan in accordance with Section 3.4 of the Plan. By his participation, a Participant shall be deemed to have agreed to abide by the provisions of the Plan. Notwithstanding the foregoing, there will be no passive enrollment of an Eligible Employee hired by Value City Department Stores, Inc. and Related Employers on or after January 1, 2001. In addition, notwithstanding the foregoing, the deemed passive enrollment election percentage for all other Eligible Employees hired by an Employer on or after January 1, 2001 shall be three percent (3%) of Considered Compensation.

           3.4 Election Not to Participate. Notwithstanding the other provisions of this Article III, an Employee may, subject to the approval of the Employer, irrevocably elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Committee, in writing, at least thirty (30) days before the date on which the Employee would otherwise become eligible to commence participation in the Plan.


--------------------------
End of Article III

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS


           4.1 Employer Contributions. Subject to the limitations specified in Section 4.2, each Employer shall make the contributions provided for in (a) of this Section 4.1 for each Limitation Year ending with or within its Fiscal Year. In addition, subject to the limitations specified in Section
4.2 for each such Limitation Year, each Employer may also make additional contributions, in its sole and absolute discretion, as described in (b), (c) and
(d) of this Section 4.1. The Employer contributions made for any Limitation Year shall or may be as follows:

                      (a) Employer Salary Reduction Contribution. An Employer Salary Reduction Contribution that equals the aggregate amount by which Participants have elected, in accordance with the provisions of Section 5.1, to reduce their Considered Compensation for the Plan Year that ends with or immediately after the Limitation Year.

                      (b) Employer Matching Contribution. An Employer Matching Contribution in an amount determined by the Employer in its sole and absolute discretion, subject to the limitations of Section 4.5, as a percentage of the amount that such Participant elects to defer pursuant to Section 5.1 (and that is not subsequently distributed pursuant to Sections 5.2 or 5.3). The Employer Matching Contribution, if any, may vary from Employer to Employer.

                      (c) Employer Profit Sharing Contribution. An Employer Profit Sharing Contribution in an amount, if any, determined by the Employer, in its sole and absolute discretion. Employer Profit Sharing Contributions may be made in cash or in stock, or in a combination thereof, in the discretion of the Employer. The amount, if any, of Employer Profit Sharing Contributions may vary from Employer to Employer.

                      (d) Employer Nonelective Contribution. An Employer Nonelective Contribution in an amount, if any, determined by the Employer in its sole and absolute discretion.

           4.2 Employer Contribution Limitation. Notwithstanding the provisions of Section 4.1, the aggregate amount of Employer Salary Reduction Contributions, Employer Matching Contributions, Employer Nonelective Contributions, and Employer Profit Sharing Contributions for each Limitation Year shall not exceed either the total amount deductible under section 404 of the Code, or the sum of:

                      (a)        The aggregate of the limitations prescribed by
Section 6.8 for all Participants entitled to share in the allocation of such Employer contributions under Section 6.4, and

                      (b) The sum of any amounts that have been erroneously unallocated with respect to Employees who were or would have been entitled to share in the allocation of Employer contributions but for the failure to credit such Participants with Hours of Service that are determined during the Limitation Year to be creditable, to the extent such contribution was not made in a preceding Limitation Year.

If either of the above limitations would be exceeded for any Limitation Year, the Employer shall reduce its Employer contributions to the extent necessary to satisfy such limitations, in the following order of reduction: (i) to the extent permitted by law without jeopardizing the qualification of either the Plan or the cash or deferred arrangement thereunder, Employer Salary Reduction Contributions, starting with the Participant(s) with the highest Actual Deferral Percentage, (ii) Employer Profit Sharing Contributions, (iii) Employer Matching Contributions, and (iv) Employer Nonelective Contributions.

Forfeitures arising during a Limitation Year shall be applied to reduce Employer contributions for the Limitation Year in which such Forfeitures occur and shall be deemed to be Employer contributions for such Limitation Year; provided, however, that Forfeitures shall not reduce Employer Salary Reduction Contributions. Prior to January 1, 2001, Forfeitures need not be applied to reduce the Employer contributions of the Employer for which the Employee giving rise to a Forfeiture was employed. Effective January 1, 2001, Forfeitures may only be applied to reduce the Employer contributions of the Employer (or of a Related Employer) for which the Employee giving rise to the Forfeiture was employed. Forfeitures used to reduce Employer contributions shall be deemed to reduce Employer contributions in the following order: first, Employer Nonelective Contributions, second, Employer Matching Contributions, and third, Employer Profit Sharing Contributions. If Forfeitures arising during the Limitation Year exceed the aggregate limitations prescribed by Section 6.8 for all Participants entitled to share in the allocation of Employer contributions for the Limitation Year plus any amounts described in Section 4.2(b), the amount by which such Forfeitures exceed the aggregate limitations and the amount described in Section 4.2(b) (if such Forfeitures are the result of a reasonable error in estimating a Participant's Compensation or other facts and circumstances which the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth in this paragraph) shall be credited to a suspense account and held there unallocated until the end of the next Limitation Year, and succeeding Limitation Years, as necessary. Such Forfeitures shall then be deemed to be Forfeitures arising during such later Limitation Year and shall again be used to reduce Employer Contributions, in the manner provided for under this paragraph, at the end of such later Limitation Year. In addition, and notwithstanding any of the provisions of this paragraph, the allocation of Forfeitures hereunder shall be consistent with the requirements of section 1.415-6(b)(6) of the Treasury Regulations.

           4.3 Determination of Contribution. Each Employer, from its records, shall determine the amount of any contributions to be made by it to the Trust under the terms of the Plan. An Employer shall be liable only for contributions for its Employees, and not for contributions for Participants other than its own Employees.

           4.4 Time and Method of Payment of Employer Contributions. Each Employer shall pay Employer Salary Reduction Contributions deferred pursuant to
Section 5.1 to the Trustee on the earliest date on which such contributions can by reasonably segregated from the Employer's general assets, but not later than the fifteenth business day of the month following the month in which the amount would otherwise have been payable to the Participant. The Employer may pay the remainder of its contribution for each Limitation Year in one or more installments. The Employer's contribution for any Limitation Year shall be due on the last day of its Fiscal Year with or within which such Limitation Year ends, and, unless paid before, shall be payable then or as soon thereafter as practicable, but not later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions thereof) for such Fiscal Year. If the contribution is on account of the Employer's preceding Fiscal Year, the contribution shall be accompanied by the Employer's signed statement to the Trustee that payment is on account of such Fiscal Year. Contributions may be paid in cash, or other property, as the Employer may determine, including qualifying employer real property and qualifying employer securities (as defined in sections 407 and 408 of ERISA). Property shall be valued at its fair market value at the time of contribution. All contributions for each Limitation Year shall be deemed to be paid as of the earlier of the actual date of payment or the last day of such Limitation Year.

           4.5 Limitations on Employer Matching Contribution. For each Plan Year, the Plan shall satisfy the nondiscrimination tests in section 401(m) of the Code and Treasury Regulations promulgated thereunder. This Code section and corresponding regulations are hereby incorporated by this reference.

                      (a) Limitations. Notwithstanding the provisions of Sections 4.1 and 5.2(c)(3), the Actual Matching Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (i) or (ii):

                                 (i) 125 percent of the Actual Matching Percentage for the Eligible Employees who are not Highly Compensated Employees for the preceding Plan Year, or

                                 (ii)       The lesser of 200 percent of the
           Actual Matching Percentage for the Eligible Employees who are not Highly Compensated Employees for the preceding Plan Year, or the Actual Matching Percentage for the preceding Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

                      (b) Aggregate Limit. If one or more Highly Compensated Employees are eligible for contributions that are tested under both this Section 4.5 and Section 5.2, multiple use of the Actual Matching Percentage alternative limit set forth in Section 4.5.(a) shall be limited so that the disparity in the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than the aggregate limit. Except as provided in this Section, the "aggregate limit," for purposes of this Section 4.5(b), is the greater of the following:

           (1)        The sum of:

                      (A) 1.25 multiplied by the greater of (i) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (ii) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                      (B)        Two plus the lesser of (i) or (ii) above;
                                 provided, however, that this amount shall not exceed 2.0 multiplied by the lesser of (i) or
                                 (ii) above.

           (2)        The sum of:

                      (A) 1.25 multiplied by the lesser of (a) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and (b) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year; and

                      (B) Two plus the greater of (a) and (b) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed 2.0 multiplied by the greater of (a) or (b) above.

Amounts in excess of the aggregate limit shall be treated as excess contributions and adjusted as provided in Section 4.5(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.5(c), 5.2(c), and 5.3, and any recharacterizations of excess contributions under Section 5.2(c)(3).

                      (c) Adjustments for Excess Contributions. A distribution which is made pursuant to the adjustments described in this Section 4.5(c) may be made notwithstanding any other provision of the Plan.

                                 (i)        Determination of Excess
           Contributions. If at any time during a Plan Year, the Actual Matching Percentage for the Highly Compensated Employees would exceed, if not adjusted in accordance with the limitations of this Section, the amounts allowed under Section 4.5(a), the "excess contributions" (hereinafter defined) for the Plan Year shall be eliminated by (i) the Committee refunding Employee Contributions plus earnings (or less losses) thereon for the Plan Year and, if so elected by the Committee, the portion of the following year preceding the date of distribution, or (ii) the Employers reducing the amount of the Employer Matching Contributions that they otherwise would have made to the Plan under Section 4.1, all pursuant to the rules specified below, until the Actual Matching Percentage for the Highly Compensated Employees does not exceed the limits of Section 4.5(a). "Excess contributions" shall mean, with respect to the Plan Year, the excess of (i) the aggregate amount of Employee Contributions and Employer Matching Contributions (and any other contributions considered in determining the Actual Matching Percentage) actually paid over to the Trust (or which, absent the limitations of Section 4.5(a), would have been paid over to the Trust) on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Employee Contributions and Employer Matching Contributions (and any other contributions considered in determining the Actual Matching Percentage) permitted under the limitations of
           Section 4.5(a).

           Refund or reduction of excess contributions shall be made according to any of the following methods, alone or in combination, as determined by the Committee, and in accordance with sections 401(a)(4) and 401(m) of the Code (and regulations thereunder):

           (1) Refund of Unmatched Employee Contributions. Any Employee Contributions which are not matched by Employer Matching Contributions or any other contributions considered in determining the Actual Matching Percentage (plus earnings or less losses thereon as specified in Sections 4.5(c)(iii), (iv) and (v) below) shall be refunded (according to the leveling method specified in Section 4.5(c)(ii) below) to such Highly Compensated Employees until the limits of Section 4.5(a) are satisfied.

           (2) Reduction or Refund of Employer Matching Contributions and Refund of Matched Employee Contributions. If, after applying paragraph (1) above, the limits of Section 4.5(a) are not satisfied, the Committee shall eliminate such excess contributions by alternately applying paragraphs
                      (A) and (B) below (beginning with paragraph (A)) on an equal dollar-for-dollar basis, until the limits of Section 4.5(a) are satisfied.

                      (A) Proportionately reduce (or, if necessary, refund according to the leveling method specified in Section 4.5(c)(ii)) the amount of Employer Matching Contributions that, but for this paragraph, would otherwise be contributed (or have been contributed) by the Employer, and

                      (B) Refund (according to the leveling method specified in Section 4.5(c)(ii)) the portion of Employee Contributions that were matched or would have been matched but for the application of this Section. Such refund (plus earnings or less losses thereon as specified in Sections 4.5(c)(iii) and (iv) below) shall be distributed to the applicable Highly Compensated Employees.

                                 (ii)       Leveling Method. The amount of
           excess contributions to be refunded to each Highly Compensated Employee under Sections 4.5(c)(i)(1) or 4.5(c)(i)(2)(B) above is to be determined by the following leveling method, under which the Actual Matching Percentage of the Highly Compensated Employee with the highest Employer Matching Contribution is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Section 4.5(a) or (ii) cause such Highly Compensated Employee's Employer Matching Contribution to equal the Employer Matching Contribution of the Highly Compensated

           Employee with the next highest Employer Matching Contribution, whichever occurs first. This process (in conjunction with the proportional reduction of Employer Matching Contributions under
           Section 4.5(c)(i)(2)(A)) must be repeated until the Plan satisfies the limitations of Section 4.5(a). All refunds shall be distributed by the Trustee to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year in which such excess contributions arose, if administratively feasible, and within 12 months after the close of such Plan Year, at the latest.

           The excess contributions identified by application of the preceding paragraph shall be distributed to the Highly Compensated Employees whose Employer Matching Contributions were reduced.

                                 (iii) Determination of Earnings and Losses for the Plan Year. The earnings or losses allocable to excess contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Employee Contribution Account for the applicable Plan Year by a fraction, the numerator of which is the excess contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Employee Contribution Account on the last day of the applicable Plan Year (prior to any refund of excess contributions) reduced by the income or gain (or increased by the loss) allocable to such total amount for the Plan Year. In lieu of the method described in this Section, the Committee may calculate earnings and losses hereunder under any other method authorized under applicable law.

                                 (iv) Determination of Income or Loss for the Gap Period. If the Committee elects to distribute such income or credit such loss, the income or loss for the period between the end of the applicable Plan Year and the date of distribution of the excess contribution (the "gap period") shall be equal to the actual income or loss thereon during such period, or, if not readily ascertainable, 10% of the income or loss determined under Section 4.5(c)(iii) above, multiplied by the number of calendar months that have elapsed since the end of the applicable Plan Year. Distributions occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and distributions occurring after such 15th day shall be treated as having been made on the first day of the next month.

                                 (v)        Income Allocable to Excess
           Contributions. The income allocable to excess contributions, for purposes of Section 4.5(c)(iii) and 4.5(c)(iv), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether or not such appreciation has been realized.

           4.6 Return of Employer Contributions. Notwithstanding any provision herein to the contrary, upon an Employer's request, a contribution which was (a) made upon a mistake of fact,

(b) conditioned upon initial qualification of the Plan, or (c) conditioned upon deductibility of the contribution under section 404 of the Code, shall be returned to the Employer within one year after payment of the contribution, denial of the initial qualification, or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, the amount returned shall be the excess of the amount contributed over the amount which would have been contributed if there had been no mistake of fact or a mistake in determining the amount of the deduction. Any earnings on the excess contribution amount shall not be returned to the Employer, although any losses thereon will reduce the amount so returned. The entire amount may be returned if the Plan, from its inception, fails to be a qualified plan, within the meaning of section 401(a) of the Code.

           4.7 Employee Contributions. Employee Contributions shall consist of Employer Salary Reduction Contributions recharacterized as Employee Contributions by the Committee pursuant to Section 5.2(b)(iii). As of the last Valuation Date for each Plan Year, the Committee shall allocate and credit, for the Plan Year preceding such Valuation Date, each Participant's Employee Contributions deemed to have been made during such Plan Year, plus earnings and gains and less any losses for such Plan Year on Employee Contributions, to the contributing Participant's Employee Contribution Account.

           4.8 Rollover Contributions. Any Eligible Employee may make a Rollover Contribution to the Plan which shall be credited to such Eligible Employee's Rollover Contribution Account. The Committee shall allocate and credit a Rollover Contribution to the Rollover Contribution Account as of the Valuation Date coinciding with or next following the date on which the Rollover Contribution is made. The Committee, in its sole discretion, may direct the Trustee either to invest the Rollover Contribution as part of the Trust Fund or to hold the amount contributed in a segregated account (the "Segregated Rollover Contribution Account") for the Participant's sole benefit. If a Segregated Rollover Contribution Account is established for a Participant, as of each Valuation Date, the Committee shall allocate and credit the net income (or net loss) attributable to the Participant's Segregated Rollover Contribution Account and the increase or decrease in the fair market value of the assets of such Account solely to the Participant's Rollover Contribution Account. All Rollover Contributions shall be fully nonforfeitable and their value shall be paid to the Participant in the manner the Participant elects upon retirement, termination, disability, or death or as permitted pursuant to Section 10.4 of the Plan. Before accepting a Rollover Contribution, the Committee may require a Participant to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an employee to make to a plan qualified under section 401(a) of the Code.

           4.9 Investment of Assets. Each eligible Employee shall be entitled to direct the investment of his Accounts among such investment alternatives as the Committee shall determine. The Committee may, in its discretion, discontinue the use of any funds provided that Eligible Employees with accounts invested in a discontinued fund are given notice of such discontinuance and an opportunity to make an election to transfer their accounts held in the discontinued fund to another fund maintained under the Plan.

The Committee may, for administrative purposes, establish unit values for one or more investment fund or funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such investment fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is established for any investment fund (or any portion thereof), the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of the unit in such investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

Notwithstanding the foregoing, the Committee shall make available a sufficient number and variety of investment funds to ensure that the Fiduciaries named in
Section 15.1 and any other fiduciaries of the Plan are relieved of liability in the manner described in section 404(c) of ERISA for investment directions made by Employees.

           4.10 Investment Elections. Each Participant will designate in which fund or combination of funds he desires his contributions to be invested; provided, however, that the amount invested in any fund which he elects shall be any increment of one percent (1%) of his contributions.

           4.11 Change of Elections. Changes in investment elections may be made by the Participant at any time. Changes in investment elections may be made as to the investment of the amounts held in such Participant's Accounts or as to the Participant's contributions, or both. Changes in investment elections shall be made in such manner as the Committee shall determine.

           4.12 Default Investments. To the extent not covered in Section 4.10, or to the extent that a Participant fails or refuses to give the investment directions contemplated in Section 4.10, all Participant Accounts shall be invested at the discretion of the applicable fiduciary, as specified in
Article XV.

           4.13 Investment in Stock of Employer. The Committee shall establish nondiscriminatory rules and procedures with respect to shares of common stock of an Employer as an investment media; however, the following terms and conditions shall always apply.

                      (a) The acquisition or sale of common stock of an Employer is for adequate consideration and no commission is charged to Participants with respect to the acquisition or sale.

                      (b) Information provided to shareholders of the Employer is provided to Participants and beneficiaries with accounts holding such securities.

                      (c) Voting, tender and similar rights with respect to shares are passed through to Participants and beneficiaries with accounts holding such shares.

                      (d) Information relating to the purchase, holding and sale of Employer common stock, and the exercise of voting tender and similar rights with respect to such shares by Participants and beneficiaries, is maintained in accordance with procedures which are designated to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

                      (e) The Committee shall designate a fiduciary who is responsible for insuring that procedures are in place to insure compliance with the provisions of this Section 4.13 including the requirement in (f) below that an independent fiduciary be appointed when appropriate.

                      (f) The Plan Administrator shall put in place procedures for the appointment of an independent fiduciary to carry out activities relating to any situations which the fiduciary designated in (e) above determines to involve a potential for undue influence upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                      (g) A Participant shall be permitted to invest in common stock of an Employer only if such common stock is a "qualifying employer security" as defined in section 4975(e)(8) of the Code and section 407(d)(5) of ERISA.


--------------------------
End of Article IV

                                    ARTICLE V

                PARTICIPANT DEFERRALS OF CONSIDERED COMPENSATION


           5.1        Participant Election to Defer Considered Compensation.

                      (a) Subject to the provisions of Section 5.2, a Participant may elect:

                                 (i)        To receive his entire Considered
           Compensation in cash; or

                                 (ii) To defer a portion of his Considered Compensation, in specified whole percentages, not to exceed the lesser of (A) $10,000 (subject to cost of living adjustments) during a calendar year, or, (B) twenty percent (20%) of his Considered Compensation for the Plan Year. The Employer shall contribute the deferral amount to the Trust as an Employer Salary Reduction Contribution to be allocated, for the Participant's benefit, to his Employer Salary Reduction Contribution Account.

The $10,000 limitation referred to in Section 5.1(a)(ii) above shall be decreased by any salary deferrals under section 401(k) of the Code made by a Participant under any Related Plan, to the extent that any "excess deferrals" (as defined in Section 5.3) are allocated to this Plan pursuant to Section 5.3.

                      (b)        An Employee who makes an election under this
Section 5.1 to defer the receipt of Considered Compensation must do so as prescribed by the Committee. The deferral election shall become effective as of the date an Employee becomes a Participant pursuant to Article III. Such an election may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and systems approved or arranged by the Committee or its delegates. Notwithstanding the foregoing, a Full-Time Employee shall automatically be deemed to have elected to defer one percent (1%) of his Considered Compensation, in accordance with and subject to the provisions of Section 3.3 of the Plan.

                      (c) A Participant may modify or suspend a deferral election made hereunder effective as of the first day of the next calendar month by delivering notice as prescribed by the Committee or its delegate. Such an election may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and systems approved or arranged by the Committee or its delegates.

           5.2 Limitation on Employer Salary Reduction Contributions for Highly Compensated Employees. For each Plan Year, the Plan shall satisfy the nondiscrimination tests in section 401(k)(3) of the Code and the Treasury Regulations promulgated thereunder. This Code section and regulations are hereby incorporated by this reference.

                      (a)        Limitations. Notwithstanding the provisions of
Section 5.1, the Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall bear a relationship to the Actual Deferral Percentage for all other Eligible Employees for the Plan Year which meets either of the following tests:

                                 (i) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25, or

                                 (ii)       The excess of the Actual Deferral
           Percentage for the group of eligible Highly Compensated Employees over that of all other Eligible Employees is not more than 2 percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.

                      (b) Aggregate Limit. If one or more Highly Compensated Employees are eligible for contributions that are tested under both
Section 4.5 and this Section 5.2, multiple use of the Actual Deferral Percentage alternative limit set forth in Section 5.2(a)(ii) shall be limited so that the disparity in the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than the aggregate limit. For purposes of this
Section 5.2(b), the "aggregate limit" is determined by the greater of the following:

           (1)        The sum of:

                      (A) 1.25 multiplied by the greater of (i) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (ii) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                      (B)        Two plus the lesser of (i) or (ii) above;
                                 provided, however, that this amount shall not exceed 2.0 multiplied by of the lesser of (i) or (ii) above.

           (2)        The sum of:

                      (A) 1.25 multiplied by the lesser of (a) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and (b) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year; and

                      (B) Two plus the greater of (a) and (b) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed 2.0 multiplied by the greater of (a) or (b) above.

Amounts in excess of the aggregate limit shall be treated as excess contributions and adjusted as provided in Section 5.2(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.5(c), 5.2(c), and 5.3, and any recharacterizations of excess contributions under Section 5.2(c)(3).

                      (c) Adjustments for Excess Contributions. If the Actual Deferral Percentage for the Highly Compensated Employees exceeds or is reasonably expected by the Committee to exceed the amounts allowed under Section 5.2(a), the Committee shall, in its sole and absolute discretion, do one or more of the following:

           (1) Prospective Reduction of Excess Contributions. As often as the Committee elects, and at any time during a Plan Year, it shall prospectively, and in the same proportion, reduce the amount of Considered Compensation to be deferred pursuant to Section 5.1(a) by each Highly Compensated Employee who has made an election pursuant to
           Section 5.1(a) until the Actual Deferral Percentage for Highly Compensated Employees will not exceed the limits of Section 5.2(a).

           (2) (A) Refund of Excess Contributions. Refund the portion of each Highly Compensated Employee's Employer Salary Reduction Contribution that constitutes a portion of the excess contribution (hereinafter defined) for the Plan Year, plus earnings (or less losses) thereon for (i) the Plan Year and (ii) if elected by the Committee, the portion of the following year preceding the date of distribution, until the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the limits of
                      Section 5.2(a) with all refunds from a Participant's Employer Salary Reduction Contribution Account to be charged first against Employer Salary Reduction Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Employer Salary Reduction Contributions for the calendar year that includes the last day of the Plan Year. All such refunds shall be distributed by the Trustee to the Employee within two and one-half months after the close of the Plan Year in which the excess contribution arose, if administratively possible, and within 12 months after the close of such Plan Year at the latest. For purposes of this Section 5.2(c), "excess contribution" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer Salary Reduction Contributions (and any other amounts considered in determining the Actual Deferral Percentage) actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Employer Salary Reduction Contributions (and any other amounts considered in determining the Actual Deferral Percentage) permitted under the limitations of Section 5.2(a).

                      The amount of excess contributions for each Highly Compensated Employee is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Employer Salary Reduction Contribution is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Sections 5.2(a) and 5.2(b), or (ii) cause such Highly Compensated Employee's Employer Salary Reduction Contribution to equal the Employer Salary Reduction Contribution of the Highly Compensated Employee with the next highest Employer Salary Reduction Contribution, whichever occurs first. This process must be repeated until the Plan satisfies the limitations of Sections 5.2(a) and 5.2(b).

                      The provisions of this Section 5.2(c)(2) shall be applied after the provisions of Section 5.3 and any distributions thereunder. Any distribution made pursuant to this Section 5.2(c)(2) may be made notwithstanding any other provision of this Plan.

                      (B) Determination of Earnings and Losses for Plan Year. The earnings or losses allocable to excess contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Employer Salary Reduction Contribution Account for the applicable Plan Year by a fraction, the numerator of which is the excess contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Employer Salary Reduction Contribution Account on the last day of the applicable Plan Year (prior to any refund or redistribution of excess contributions), reduced by the income or gain (or increased by the loss) allocable to such total amount for the Plan Year. In lieu of the method described in this Section, the Committee may calculate earnings and losses hereunder under any other method authorized under applicable law.

                      (C)        Determination of Income or Loss for Gap Period.
                      In the event the Committee determines to distribute such income or credit such loss, the income or loss for the period between the end of the applicable Plan Year and the date of distribution of the excess contribution (the "gap period") shall be equal to the actual income or loss thereon during such period, or, of not readily ascertainable, 10% of the income or loss determined under
                      Section 5.2(c)(2)(B) above multiplied by the number of calendar months that have elapsed since the end of the applicable Plan Year. Distributions occurring on or before the 15th day of the month shall be treated as having been made on the last day of the preceding month, and distributions occurring after such 15th day shall be treated as having been made on the first day of the next month.

                      (D) Income Allocable to Excess Contributions. The income allocable to excess contributions, for purposes of Sections 5.2(c)(2)(B) and 5.2(c)(2)(C), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

           (3) Recharacterization of Excess Contributions. The Committee may reduce the portion of each Highly Compensated Employee's Employer Salary Reduction Contribution that constitutes a portion of the excess contribution (as defined and determined in accordance with Section 5.2(c)(2)(A)) for the Plan Year, plus earnings (or less losses) thereon for the Plan Year and the portion of the following year preceding the date of recharacterization (as determined under Section 5.2(c)(2)), until the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the limits of Section 5.2(a) and recharacterize the reduction amounts as Employee Contributions (and earnings thereon) and credit such recharacterized amounts to the appropriate Participants' Employee Contribution Account for the same Plan Year as the year in which the Employer Salary Reduction Contributions being recharacterized were made. Such recharacterizations shall be charged first against Employer Salary Reduction Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Employer Salary Reduction Contributions for the calendar year that includes the last day of the Plan Year.

                      The Employer or Committee shall report recharacterized excess contributions as Employee Contributions to the Internal Revenue Service and the Participant, by timely providing to the Employer and Participant such forms as the Commissioner of the Internal Revenue Service shall designate, and shall timely take such other action as the Commissioner of the Internal Revenue Service shall require. Recharacterization will be deemed to have occurred on the date on which the last of those Highly Compensated Employees with excess contributions to be recharacterized is notified in the manner specified in this Section 5.2(c)(3). However, notwithstanding anything to the contrary above, excess contributions may not be recharacterized after 2 1/2 months after the close of the Plan Year to which the recharacterization relates. The provisions of this
           Section 5.2(c)(3) shall be applied after the provisions of Section
           5.3 and any distributions thereunder. Any recharacterization made pursuant to this Section 5.2(c)(3) may be made notwithstanding any other provision of this Plan.

           5.3 Distribution of Excess Deferrals. If a Participant is required to include in his gross income for a calendar year elective deferrals (as defined in section 402(g)(3) of the Code) which exceed $10,000 (subject to cost of living adjustments), such amounts shall be treated as "excess deferrals" and shall be distributed to the Participant. The Committee shall distribute such excess deferral, adjusted for any income or losses allocable to such amount (determined in accordance with the principles of Section 5.2(b)(2)), for both the Plan Year in question and the portion of the following year immediately preceding the date of distribution (as determined under Section

5.2(c)(2)) not later than the first April 15th following the calendar year in which the excess deferrals were made. Any distribution made pursuant to this
Section 5.3 may be made notwithstanding any other provision of this Plan.


--------------------------
End of Article V

                                   ARTICLE VI

                                   ALLOCATIONS


           6.1 Participant's Accounts. The Committee shall establish for each Participant one or more of the Accounts described in Section 2.1, as appropriate, to which shall be allocated the proper Employer and Employee contributions, together with the income, gain, and losses allocable thereto and less the distributions therefrom. The establishment of separate Accounts shall not require a segregation of the Trust assets.

           6.2 Charging of Payments, Distributions and Loans. As of each Valuation Date, all payments, distributions and Plan loans made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his Beneficiary shall be charged to the proper Accounts of such Participant.

           6.3 Allocation of Earnings and Losses to Accounts. The Trustee shall, following the end of each Valuation Date, value all assets of the Plan, allocate net gains or losses, and process additions to and withdrawals from Account balances in the following manner:

                      (a) The Trustee shall first compute the fair market value of securities and/or the other assets comprising each investment fund designated by the Committee for direction of investment by the Participants of this Plan. Each Account balance shall be adjusted each business day by applying the closing market price of the investment fund on the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

                      (b) The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant, including allocations of contributions and forfeitures. In completing the valuation procedure described above, such adjustments in the amounts credited to such accounts shall be made on the business day to which the investment activity relates. Contributions received by the Trustee pursuant to this Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the Trustee and allocated among the Accounts of Participants.

                      (c) Notwithstanding paragraphs (a) and (b) above, in the event a pooled investment fund is created as a designated fund for Participant investment election in this Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by the Administrative Services Agreement for such pooled investment fund.

It is intended that this Section 6.3 operate to distribute among each Participant Account in the Plan, all income of the Trust and changes in the value of the assets of the Trust.

           6.4 Allocation of Contributions. With respect to Employer Salary Reduction Contributions, as of each Valuation Date, and, with respect to all other Employer contributions, as of the last Valuation Date for each Plan Year (or more frequently if determined by the Committee), the Committee shall:

                      (a) First, as of each Valuation Date, allocate to each Participant's Employer Salary Reduction Contribution Account a portion of the total Employer Salary Reduction Contributions that equals the amount by which the Participant has elected, in accordance with Section 5.1, to defer a portion of his Considered Compensation; provided that the amount allocated to the Employer Salary Reduction Contribution Account of a Highly Compensated Employee for a given Plan Year shall be subject to the limitations of Section 5.2.

                      (b) Next, for each Participant (whether a Full-Time Employee or a Part-Time Employee) who has completed at least one Year of Eligibility Service at any time, either before or after first becoming a Participant, allocate to each such Participant's Employer Matching Contribution Account a portion of the total Employer Matching Contributions that equals the percentage, if any, of such Participant's Employer Salary Reduction Contributions (that is not subsequently distributed or recharacterized pursuant to Sections 4.5, 5.2 or 5.3) that the Employer has elected to provide as an Employer Matching Contribution or that equals the rate at which the Employer has elected to provide Employer Matching Contributions; provided that the amount allocated to the Employer Matching Contribution Account of a Highly Compensated Employee for a given Plan Year shall be subject to the limitations of Section
4.5. A Participant shall be entitled to receive an allocation only of Employer Matching Contributions made by the Employer for which he is an Employee. At the time of making this allocation, any such Employer Matching Contributions that were contributed to the Trust during the Plan Year on behalf of Participants whose Salary Reduction Contributions are distributed or recharacterized pursuant to Sections 4.5, 5.2 or 5.3 shall be treated as any other Employer contribution for the same or subsequent Plan Year, as determined by the Committee in its discretion.

                      (c) Next, no later than the last Valuation Date for each Plan Year, allocate to each Participant's Rollover Contribution Account the amount of any Rollover Contributions such Participant made to the Plan that has not previously been allocated to his Account.

                      (d) Next, as of the last Valuation Date for each Plan Year, allocate, for the Plan Year including such Valuation Date, Employer Profit Sharing Contributions among the Employer Profit Sharing Contribution Accounts of Participants who terminated employment with the Employer during the Plan Year by reason of death, Total and Permanent Disability, or retirement, or who completed at least 1000 Hours of Service for the Plan Year and who were employed by an Employer on the last day of the Plan Year, such allocation to be pro rata according to the ratio that each such Participant's Considered Compensation for the Plan Year bears to the Considered Compensation of all Participants entitled to such allocation of the Employer Profit Sharing Contribution for such Plan Year; provided, however, that for purposes of allocating Employer Profit Sharing Contributions pursuant to this Section 6.4(d), Considered Compensation paid to an Employee before he becomes a

Participant or after he ceases to be a Participant shall be disregarded. A Participant shall be entitled to receive an allocation only of Employer Profit Sharing Contributions made by the Employer for which he is an Employee.

                      (e)        (1)        (A)        Next, each Plan Year for
           which an Employer Nonelective Contribution is made, the Employers shall divide such contribution into one or more separate tiers, as determined in their sole discretion.

                                            (B)        If the Employer
           Nonelective Contribution is divided into more than one tier, each succeeding tier shall be allocated, as of the last Valuation Date of the Plan Year, to the Employer Salary Reduction Contribution Account of each non-Highly Compensated Employee entitled thereto by Section 6.4(e)(2) who, after disregarding the Employees receiving an allocation from a previous tier, elected the lowest percentage of Employer Salary Reduction Contributions for such year, in the ratio that the Considered Compensation of each such non-Highly Compensated Employee bears to the Considered Compensation of all such non-Highly Compensated Employees who are entitled to receive an allocation from that tier.

                                            (C)        The allocation formula
           under this Section 6.4(e) shall be employed so that the contribution and allocation to each tier results in the Actual Deferral Percentage (or, at the election of the Committee, the Actual Matching Percentage) for that tier being raised by a certain percentage, as determined by the Employers, provided that the percentage increase for each succeeding tier shall in no event be greater than such increase for any preceding tier.

                                 (2)        Participants to Whom Employer
           Nonelective Contributions Shall be Allocated. The Employer Nonelective Contributions for any Plan Year shall be allocated among and credited to the Employer Salary Reduction Contribution Accounts of Eligible Employees who were not Highly Compensated Employees and:

                                            (A)        who are Participants on
           the last day of such Plan Year; provided, however, that any Employee who was a Participant during the Plan Year, who terminated employment with the Employer, and who, immediately thereafter, commenced employment with a Related Employer shall be eligible for an allocation of Employer Nonelective Contributions in such year, if employed by the Related Employer on the last day of the Plan Year;

                                            (B)        who were on Leave of
           Absence on the Valuation Date and who received Compensation from the Employer during the Plan Year; or

                                            (C)        who died, retired, or
           became permanently disabled during the Plan Year and who received Compensation from the Employer during that year.

                      (f) Notwithstanding the foregoing provisions of this Section 6.4, the allocations for any Participant shall not exceed the amount determined pursuant to Section 6.8. If after the allocations provided for above in this Section 6.4 any Employer contributions remain unallocated, such remainder shall be held in a suspense account and used to reduce Employer Nonelective Contributions, Employer Matching Contributions, or Employer Profit Sharing Contributions in the following Plan Year(s).

           6.5        Dates Contributions Considered Made. For purposes of this
Article VI, the Employer Matching Contributions, Employer Nonelective Contributions and Employer Profit Sharing Contributions under the Plan for any Plan Year shall be considered to have been made on the last day of that year, regardless of when paid to the Trustee. Employer Salary Reduction Contributions and Employee Contributions under the Plan for any Plan Year shall be considered to have been made on the Valuation Date to which the Participant elections pursuant to Section 5.1(a) giving rise to the Employer Salary Reduction Contributions, or through recharacterization of such contributions, giving rise to Employee Contributions, relate.

           6.6 Valuation. Within a reasonable time after each calendar quarter, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during such Allocation Period, and showing all the assets of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Committee. The Committee shall then cause to be prepared, and shall deliver, as soon as administratively practicable, to each Participant a report disclosing the status of his Accounts in the Trust as of the last calendar quarter. The Trustee's determination of the fair market value of the assets of the Trust Fund and the Committee's charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder.

           6.7 Equitable Allocations. If the Committee in good faith determines that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by certain individual Participants on whose behalf specific expenses were incurred, the net earnings and adjustments in value of the accounts shall be increased by the amounts of such expenses, and the Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, Former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of section 401(a) of the Code.

           6.8        Limitation on Annual Additions.

                      (a) General. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Accounts for any Limitation Year may not exceed an amount equal to the lesser of:

                                 (i)        $30,000; or

                                 (ii)       25% of the Compensation of the
           Participant for the Limitation Year;

provided, however, that the percentage limitation described in Section 6.8(a)(ii) shall not apply to any contributions for post-retirement medical benefits treated as Annual Additions under section 419A(f)(2) of the Code or any other amount treated as an Annual Addition under section 415(l)(1) of the Code.

                      (b) Additional Limitation - Related Plan. If a Participant also participates in a Related Plan, any reductions required by section 415 of the Code shall be made first from such Related Plan if such Related Plan provides for the same, and, if not, the maximum amount allocable to a Participant's Accounts for the Limitation Year as specified in Section 6.8(a) shall be reduced by the amount of the Annual Addition made with respect to the Participant for the Limitation Year under any Related Plan.

                      (c)        Additional Limitation - Defined Benefit Plan.
For Limitation Years beginning prior to January 1, 2000, if a Participant also participates in one or more qualified defined benefit plans (as defined in section 414(i) of the Code) maintained by the Employer or any Related Employer, the maximum amount otherwise allocable to his Accounts under subparagraphs (a) and (b) of this Section 6.8 shall be reduced to the extent necessary to ensure that the sum of the "Defined Benefit Fraction" for the Limitation Year plus the "Defined Contribution Fraction" for the Limitation Year does not exceed 1.0. The Defined Benefit Fraction for a Limitation Year shall be a fraction (a) the numerator of which shall be the projected annual benefit of the Participant under such defined benefit plan or plans (determined as of the close of the year) and (b) the denominator of which shall be an amount equal to the lesser of: (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under section 415(b)(1)(A) of the Code or (ii) the product of 1.4 multiplied by the amount which may be taken into account for such year under section 415(b)(1)(B) of the Code with respect to such Participant. The Defined Contribution Fraction for a Limitation Year shall be a fraction (a) the numerator of which shall be the sum of the annual additions (as defined in section 415(c)(2) of the Code) to the Participant's accounts under all defined contribution plans maintained by the Employer or Related Employer as of the close of the Limitation Year, and (b) the denominator of which shall be the sum of the lesser of the following amounts determined for each such plan for the Limitation Year and for each prior year of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under section 415(c)(1)(A) of the Code (determined without regard to section 415(c)(6) of the Code) or (ii) the product of 1.4 multiplied by the amount that may be taken into account under section 415(c)(1)(B) of the Code with respect to such individual under the defined contribution plans for the Limitation Year.

Notwithstanding the foregoing, the provisions of this subsection (c) shall only apply if such defined benefit plan or plans do not provide for a reduction of benefits to ensure that the sum of the Defined Benefit Fraction for such Limitation Year and the Defined Contribution Fraction for such Limitation Year does not exceed 1.0.

                      (d) Reduction of Employer Contribution. In the event that this Section 6.8 requires that a reduction be made in the Annual Addition to a Participant for a Limitation Year, such reduction shall be made first by reducing the Employer Matching Contribution otherwise allocable to the Participant for such Limitation Year. Notwithstanding any other provision of the Plan, in the event that this Section 6.8 requires that a further reduction be made in the Annual Additions to a Participant's Account for a Limitation Year, such reduction may be made through a distribution of amounts that were contributed to the Plan as Employer Salary Reduction Contributions, together with a distribution of gains attributable to such Employer Salary Reduction Contributions, to the extent that the distribution would reduce the excess Annual Additions in the Participant's Account.

           6.9 Allocation Does Not Create Rights. No Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan.


--------------------------
End of Article VI

                                   ARTICLE VII

                  TERMINATION OF SERVICE - PARTICIPANT VESTING


           7.1 Normal Retirement. A Participant who remains in the Service of the Employer after attaining his Normal Retirement Age shall continue to participate in Employer contributions until the date of his actual retirement. Upon attaining Normal Retirement Age while still in Service, his Accrued Benefit shall be fully vested and nonforfeitable, and the Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article VIII or Article VIIIA hereof. The value of the Participant's Accrued Benefit shall be determined as of the Valuation Date on which the Committee or its delegate liquidates the Investment Fund investments made by the Participant in anticipation of the distribution to the Participant. However, if Employer contributions are allocated to the Participant's Accounts after such Distribution Date for the Plan Year in which the Participant receives a distribution on account of retirement, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

           7.2 Early Retirement. Upon termination of Service upon or after attaining Early Retirement Age, a Participant's Accrued Benefit shall be fully vested and nonforfeitable, and the Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article VIII or Article VIIIA hereof. Notwithstanding the foregoing, there shall be no early retirement benefit under the Plan for individuals who first became Participants after April 1, 1999. The value of the Participant's Accrued Benefit shall be determined as of the Valuation Date on which the Committee or its delegate liquidates the Investment Fund investments made by the Participant in anticipation of the distribution to the Participant. However, if Employer contributions are allocated to the Participant's Accounts after such Distribution Date for the Plan Year in which the Participant receives a distribution on account of retirement, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

           7.3 Disability. A Participant who incurs a Total and Permanent Disability shall be fully vested in his Accrued Benefit and shall have the full value of such Accrued Benefit paid to him at such times and in such manner as provided in Article VIII or Article VIIIA hereof. The value of a disabled Participant's Accrued Benefit shall be determined as of the Valuation Date immediately preceding the date on which the Committee or its delegate liquidates the Investment Fund investments made by the Participant in anticipation of the distribution to the Participant on account of Total and Permanent Disability. However, if Employer contributions are allocated to the Participant's Accounts after such Valuation Date for the Plan Year in which the Participant receives a distribution on account of Total and Permanent Disability, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

           7.4 Death. Upon the death of a Participant, his Accounts shall become fully vested and the Participant's Accrued Benefit, determined as of the Valuation Date on which the Committee or its delegate liquidates the Investment Fund investments made by the Participant in anticipation of the distribution, shall be paid to the Participant's Beneficiary at such time and in such manner as provided in Article VIII. However, if Employer contributions are allocated to the Participant's Accounts after such Valuation Date for the Plan Year in which the Beneficiary receives a distribution on account of the Participant's death, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

           7.5 Termination of Service Prior to Early or Normal Retirement. If a Participant's employment terminates prior to his Early Retirement or Normal Retirement for any reason other than death, an event referred to in Section 16.4, or permanent disability, the portion of such Participant's Employer Matching Contribution Account and Employer Profit Sharing Contribution Account that shall be deemed to be part of the Participant's Vested Accrued Benefit shall be determined according to the following schedule:

                                                 PERCENT DEEMED
YEARS OF VESTING SERVICE                               VESTED
------------------------                               ------
Less than 2 years                                         0%
2 years but less than 3                                  25%
3 years but less than 4                                  50%
4 years but less than 5                                  75%
5 years or more                                         100%

Notwithstanding the foregoing, the Account balance of a Participant whose account in the Filene's Basement, Inc. Thrift Incentive Plan was transferred to this Plan effective September 1, 2000 shall be 100% vested at all times after 3 Years of Vesting Service. A Participant shall be 100% vested at all times in that portion of his Accrued Benefit attributable to his Employer Salary Reduction Contribution Account, Employee Contribution Account and Rollover Account.

The value of a Participant's Vested Accrued Benefit shall be determined as of the Valuation Date coincident with or next preceding the date payment of such Participant's Vested Accrued Benefit commences. Such payment shall be made at such times and in such manner as provided in Article VIII. However, if Employer contributions are allocated to the Participant's Accounts after such Valuation Date, the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

Notwithstanding the foregoing, a Participant whose account balance was transferred to the Plan from the Filene's Basement, Inc. Thrift Incentive Plan effective September 1, 2000 or from the Gramex Corporation 401(k) Profit Sharing Plan effective July 1, 2000, shall be 100% vested at all times in the portion of his Account consisting of such transferred assets.

           7.6 Years of Vesting Service. In the case of an Employee who separates from Service and who resumes employment with the Employer, but not as a Re-Employed Employee, years of Vesting Service prior to his resumption of employment shall be disregarded. If a Participant has incurred five consecutive One Year Breaks in Service, Service after such One Year Breaks in Service shall not increase the Participant's nonforfeitable percentage in his Accrued Benefit derived from Employer contributions that accrued prior to such five consecutive One Year Breaks in Service.

           7.7        Forfeiture Occurs and Restoration of Non-Vested Accrued
Benefit.

                      (a) Forfeiture Occurs. A Participant's Forfeiture Amount, if any, shall cease to be part of his Accrued Benefit as of the earlier to occur of (i) in the case where the Participant does not receive a distribution of his entire Vested Accrued Benefit (or receives it after the close of the second Plan Year following his termination of Service), on the last day of the Plan Year in which the Participant first incurs five consecutive One Year Breaks in Service as the result of the termination of his Service or (ii) immediately upon receipt of his distribution if the Participant receives a distribution of his entire Vested Accrued Benefit (including a deemed cash out of $0) as the result of his termination of Service (provided such distribution, if any, is made not later than the close of the second Plan Year following the Participant's termination of Service). If only one of the events identified in
(i) and (ii) of the immediately preceding sentence occurs, the event that occurs shall be deemed the first to occur. The Committee shall determine a Participant's Accrued Benefit Forfeiture, if any, solely by reference to the vesting schedule of Section 7.5. A Participant shall not forfeit any portion of his Accrued Benefit for any cause other than that specified herein. Effective January 1, 2001, Forfeiture Amounts shall be accounted for separately for each group of Employers that are Related Employers.

                      (b) Restoration of Non-Vested Accrued Benefit. In the case of a Former Participant whose non-vested Account balance was forfeited by reason of Section 7.7(a)(ii), if such individual returns to Service prior to incurring five consecutive One Year Breaks in Service, such individual's Forfeiture Amount shall be restored (unadjusted for any gains or losses) as part of such individual's Accrued Benefit and credited to an Employer contribution account, hereinafter called the "Restoration Account," if the Participant repays to the Plan the full amount of the distribution prior to the earlier of (a) the Plan's termination, or (b) the lapse of five years following the Participant's reemployment by the Employer or a Related Employer (provided that the Participant must be an Employee at the time of repayment). A Participant's forfeiture incurred as a result of a deemed cash-out shall be automatically restored if the Participant returns to Service prior to earlier of (a) the Plan's termination, or (b) his incurring five consecutive One Year Breaks in Service. As of the Valuation Date that immediately follows such repayment, and prior to any allocation of Forfeitures or Employer contributions, there shall be allocated to the Participant's Restoration Account an amount (the "Restoration Amount") of the Trust Fund equal to the amount of his previously forfeited non-Vested Accrued Benefit. The Restoration Amount shall be credited first against Forfeitures arising for the Plan Year, and if such Forfeitures are not sufficient to satisfy the Restoration Amount in full, the remainder of such amount shall be satisfied out of Employer contributions for the Plan Year, which contributions shall be supplemented for the Plan Year by an amount equal to such remainder. Effective January 1, 2001, contributions to a Restoration Account for an Employee of an Employer shall be credited only against Forfeiture Amounts arising in connection with a Forfeiture by another Employee of that Employer or a Forfeiture by an Employee of an Employer which is a Related Employer to the Employer for whom the individual entitled to the Restoration Account is employed. The Restoration Amount shall not be deemed an Annual Addition or portion thereof for any Limitation Year. In addition, the Employer may and, if necessary, shall make an Employer contribution for the purpose of restoring a Participant's previously forfeited non-Vested Accrued Benefit even though the Employer has no profits. The Committee shall give timely notice to any rehired Employee, if such Employee is eligible to make a repayment, of his right to make such repayment before the expiration of the periods of the occurrence of the events specified above, and such notice shall also include an explanation of the consequences of not making such repayment.

           7.8 Termination, Partial Termination, or Complete Discontinuance of Employer Contributions. Notwithstanding any other provision in this Plan, in the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer contributions under the Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested, as if such date was the Valuation Date for the Limitation Year in which the termination, partial termination, or complete discontinuance of Employer contributions occurs. The Committee shall interpret and administer this Section 7.8 consistently with Section 16.4 and in accord with the intent and scope of the Treasury Regulations issued under section 411(d)(3) of the Code.


--------------------------
End of Article VII

                                  ARTICLE VIII

                     TIME AND METHOD OF PAYMENT OF BENEFITS


           8.1 Time of Payment. Subject to other restrictions and conditions stated herein, distributions of a Participant's Vested Accrued Benefit shall be made at the times described in paragraphs (a), (b), (c) or (d) below. Distributions shall commence as soon as administratively feasible.

                      (a) Normal or Early Retirement. In the event of normal retirement or early retirement described in Sections 7.1 and 7.2, payment shall commence following the Participant's retirement.

                      (b) Death or Disability. In the event of death or disability of a Participant, payment shall commence after the Committee receives proof of death or it determines that Total and Permanent Disability exists.

                      (c) Other Separation from Service. Upon a Participant's separation from Service for any reason other than retirement, Total and Permanent Disability, or death, payments shall commence following separation from Service.

                      (d) Limitation on Time of Payment. Notwithstanding any provision contained herein to the contrary, the Trustee shall commence distribution of the Participant's Vested Accrued Benefit not later than 60 days after the close of the Plan Year in which the latest of the following events occurs:

                                 (i)        The date the Participant attains
           Normal Retirement Age;

                                 (ii) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                                 (iii) The date the Participant terminates Service with his Employer.

Notwithstanding the provisions above to the contrary, the Vested Accrued Benefit of each Participant (i) shall be distributed to such Participant not later than the Required Commencement Date or (ii) shall be distributed, commencing not later than the Required Commencement Date, in accordance with Treasury regulations, over the life of such Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary). If distributions under the Plan have commenced with respect to a Participant and the Participant dies before his entire interest has been distributed to him but after his Required Commencement Date (except in the case of certain annuities under Proposed Treasury regulation section 1.401(a)(9)-1 B-5(b), in which case the Participant could have died before or after his Required Commencement Date), the remaining portion of such interest shall be distributed at least as rapidly as such interest would have been distributed to him under the method of distribution in effect under the immediately preceding sentence at the Participant's death.

If the Participant dies before the distribution of his interest has commenced in accordance with (ii) of the first sentence of the above paragraph, or, except as provided above, if distribution of the Participant's interest has commenced but the Participant dies prior to his Required Commencement Date, then, except as provided below, his entire interest shall be distributed to his Beneficiary by December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. Notwithstanding the preceding sentence, unless the designated Beneficiary elects to receive payments under the preceding sentence, if any portion of the Participant's interest is payable to (or for the benefit of) a designated Beneficiary, then such portion shall be distributed in accordance with Treasury regulations over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, commencing not later than December 31 of the calendar year immediately following the calendar year in which the Participant died. Notwithstanding the required commencement date in the preceding sentence, if the designated Beneficiary is the surviving spouse of the Participant, the deceased Participant's interest shall be distributed or commence to be distributed to such surviving spouse on or before the later of the following: (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. However, if the surviving spouse dies before the distributions to such spouse commence (or before such distributions are deemed to commence under section 1.401(a)(9)-1 C-6 of the proposed Treasury regulations), the distribution of the interest of the deceased Participant shall be made over such period, and shall begin at such time, as would be required under the above rules, as if the surviving spouse were the Participant. In applying this rule, the date of death of the surviving spouse shall be substituted for the date of death of the Participant. However, in such case, the special surviving spouse death distribution rules are not available to the surviving spouse of the deceased Participant's surviving spouse. For purposes of this Section 8.1(d), except in the case of a life annuity, the life expectancy of the Participant and his spouse may be redetermined but not more frequently than annually. In addition, pursuant to regulations prescribed by the Secretary of the Treasury, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child's attainment of majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury). For the purposes of this paragraph, the term "Beneficiary" shall only include individuals. Notwithstanding the foregoing provisions of this paragraph, nothing in this paragraph shall permit any Participant or Beneficiary to elect any form of distribution not otherwise expressly permitted under this Plan; but rather, the Committee may at any time modify any form of the distribution elected by a Participant or Beneficiary to ensure compliance with this paragraph.

In addition to the above rules, any payments payable to the Participant or his Beneficiary must also satisfy the minimum incidental death benefit rules of the Treasury regulations under Code section

401(a)(9). Payments in the form of a life annuity for the life of the Participant, or payments in the form of a qualified joint and survivor annuity for the joint lives of the Participant and his spouse, shall automatically satisfy these rules.

Rules that are similar to the above rules shall apply in the case that benefits are provided through an annuity contract.

Notwithstanding any other provision herein to the contrary, distributions hereunder will be made in accordance with the Treasury Regulations under Code section 401(a)(9), including Treasury Regulation 1.401(a)(9)-2, and any Internal Revenue Service rulings, announcements or notices promulgated under Code section 401(a)(9), including any grandfather or transitional rules thereunder. Furthermore, any provisions contained herein which reflect Code section 401(a)(9) shall override any distribution options in the Plan inconsistent with Code section 401(a)(9).

           8.2        Payment of Retirement or Disability Benefits. Within sixty
(60) days following the date of retirement, payment shall be made to the Participant, but not without the written consent of the Participant if the Participant's Account (including his Rollover Contribution Account) exceeds $5,000 and the Participant has not attained Normal Retirement Age.

                      After all required accounting adjustments, payment of the Participant's Accrued Benefit shall be made under one of the following methods elected by the Participant:

                      (i) By payment of all of the Participant's Accrued Benefit in a lump sum, or

                      (ii) By direct rollover of an amount that is an eligible rollover distribution described in section 402(c)(4) of the Code to an eligible retirement plan described in section 402(c)(8)(B) of the Code; provided that the amount of the payment from the Plan is at least $200 or that the total payments from the Plan to the Participant or Beneficiary are reasonably expected to equal at least $200 during the current Plan Year.

                      (iii) With regard to the balance, if any, of a Participant's Account that is transferred to the Plan directly from the trustee of the Savings and Profit Sharing Retirement Plan of Steinbach Stores, Inc. and Participating Affiliated Companies (the "Steinbach Plan") in connection with the conversion of certain Steinbach Stores, Inc. department stores into Value City Department Stores, in annual cash installment payments over a period not exceeding the lesser of (1) five years or (2) the life expectancy of the Participant or the joint life expectancy of the Participant and his or her beneficiary, as designated by the Participant, with each such installment determined by dividing the nonforfeitable value of the Participant's accounts attributable to the direct trustee-to-trustee transfer from the Steinbach Plan to this Plan on the valuation date immediately preceding the date of payment by the number of installments remaining to be paid. If the Participant dies after commencing benefit payments hereunder but before receiving the entire Steinbach Plan amount credited to his or her account, then the remaining balance shall be paid in a single lump sum in cash to the Participant's beneficiary as soon as practicable after the valuation date which next follows the Participant's death.

In the event that a Participant elects in accordance with this paragraph (iii) to receive that portion of his or her account that consists of amounts transferred from the Steinbach Plan in the form of annual installments, the remaining portion of his or her account shall be distributed to the Participant in one of the methods elected by the Participant as described in paragraphs (i) and (ii) above. Notwithstanding the foregoing, the provisions of this paragraph
(iii) shall no longer apply after the date described in Prop. Treas. Reg.
Section 1.411(d)-4(e)(1)(ii) or any successor rule thereto.

           8.3 Payment of Benefits Following Separation From Service. In the event a Participant separates from service prior to his Normal Retirement as described in Section 7.1, for a reason other than his death or Total and Permanent Disability while employed, benefits shall be paid as follows:

                      (a) The payment of any benefit to a Participant shall be made within sixty (60) days following the Participant's separation from service, but not without the written consent of the Participant if the Participant's Account exceeds $5,000. Such written consent shall not be required after a Participant or Former Participant reaches Normal Retirement Age.

                      (b) After all required accounting adjustments, payment of the Participant's Accrued Benefit shall be made under one (1) or both of the following methods elected by the Participant:

                                 (i)        By payment of all of the
           Participant's Accrued Benefit in a lump sum, or

                                 (ii) By direct rollover of an amount that is an eligible rollover distribution described in section 402(c)(4) of the Code to an eligible retirement plan described in section 402(c)(8)(B) of the Code; provided that the amount of the payment from the Plan is at least $200 or that the total payments from the Plan to the Participant or Beneficiary are reasonably expected to equal at least $200 during the current Plan Year.

           8.4 Pre-Retirement Death Benefits. In the event of the death of a Participant prior to the commencement of benefit payments, there shall be paid to the Participant's spouse or other named Beneficiary a death benefit equal to the amount of the Participant's Account as of the Valuation Date on which the Committee or its delegate liquidates the Investment Fund investments made by the Participant in anticipation of the distribution. Any amount payable to a non-spousal Beneficiary pursuant to this Section 8.4, shall be paid in the form of a lump sum. Any amount payable to the spouse of a Participant pursuant to this Section 8.4 shall be made under one (1) or both of the following methods elected by the spouse:

                      (a)        By payment in a lump sum, or

                      (b) By direct rollover to an eligible retirement plan described in section 402(c)(8)(B) of the Code; provided that the amount of the payment from the Plan is at least $200 or that the total payments from the Plan to the Participant or Beneficiary are reasonably expected to equal at least $200 during the current Plan Year.

           8.5        Pre-Retirement Spousal Death Benefit.

                      (a) Notwithstanding any other provision of this Plan or of any designation of beneficiary to the contrary, the death benefit payable on account of any Participant who dies before the commencement of payment of benefits under the Plan, shall be paid to the Participant's spouse, or, if the Participant is not married, to the Participant's Beneficiary.

                      (b) Notwithstanding the foregoing, a Participant shall be given the opportunity to elect a Beneficiary or to change a named Beneficiary at any time and any number of times prior to the date of death. An election or a change in a prior election made by a married Participant shall not be valid unless the Participant files with such election a Spousal Consent.

                      (c) For purposes of the Plan, a Spousal Consent means a written election by a Participant's spouse to permit the Participant to elect a Beneficiary other than such Participant's spouse. Such Spousal Consent shall include an acknowledgment by the spouse of the effect of the election on the spouse's entitlement to any future benefits under the Plan. The signing of the Spousal Consent shall be witnessed by a Plan representative or a Notary Public. Any Spousal Consent shall be effective only with respect to the particular spouse signing the Spousal Consent, and only for the benefit specified therein. The Committee shall not require a Spousal Consent if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

           8.6 Deferral of Payments. Should a Participant's Accounts be retained in the Trust after the date on which his participation ends and he has become a Former Participant, the Accounts may continue to be treated as a part of the Trust Fund. The Accounts will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts but shall not be credited with any further Employer contributions.

           8.7 Lump Sum Cashout and Special Limitation on Involuntary Payment of Benefits. Notwithstanding the foregoing provisions of this Article VIII, if upon termination of a Participant's Service the value of the Participant's Vested Accrued Benefit does not exceed $5,000, the Committee shall direct the Trustee to distribute the value of the Participant's Vested Accrued Benefit (including a deemed distribution of $0) to the Participant or the Participant's Beneficiary in a lump sum as soon after the termination of the Participant's Service as is administratively feasible, regardless of the reason for such termination (provided that, at the time of such distribution, the value of such Vested Accrued Benefit does not exceed $5,000). If upon termination of a Participant's Service for any reason other than death the then value of the Participant's Vested Accrued Benefit exceeds $5,000, a Plan distribution may not occur unless the Participant files a request with the Committee or its administrative delegate for the payment of his Vested Accrued Benefit or until the Participant or Former Participant reaches Normal Retirement Age.

           8.8 Qualified Domestic Relations Orders. The Committee shall establish reasonable procedures for determining the existence of a Qualified Domestic Relations Order and to administer distributions under the same. In the event that the Committee receives a written order that purports to be a Qualified Domestic Relations Order, the following procedures shall apply:

                      (a) The Committee shall promptly notify the appropriate Participant and any purported Alternate Payee of the receipt of such order and the Committee's procedures for determining whether such order is a Qualified Domestic Relations Order.

                      (b) During any period in which it is being determined (by the Committee, by a court of competent jurisdiction, or otherwise) if an order is a Qualified Domestic Relations Order, the Committee shall direct the Trustee to segregate in a separate account or in an escrow account the amount that would have been payable to the Alternate Payee during such period if the order is determined to be a Qualified Domestic Relations Order.

                      (c) If the order (or modification thereof) is determined to be a Qualified Domestic Relations Order within 18 months, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) or the balance held in the escrow account, as applicable, to the person or persons entitled thereto.

                      (d) If, within the aforesaid 18 month period, it is determined that the order is not a Qualified Domestic Relations Order, or if such determination has not been made, the Committee shall pay the amounts in the said segregated account or escrow account, including interest, to the person(s) who would have been entitled to such amounts if there had been no such order.

                      (e) Any determination that a order is a Qualified Domestic Relations Order which is made after the close of the aforesaid 18 month period shall be applied prospectively only.

           8.9 Payment in the Event of Legal Disability. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

                      (a)        To such person directly;

                      (b)        To the guardian of his person or his estate;

                      (c) To a relative or friend of such person, to be expended for his benefit; or

                      (d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

           8.10 Accounts Charged. The Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

           8.11 Payments Only from Trust Fund. All benefits of the Plan shall be payable solely from the Trust Fund and neither the Employer, Committee, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

           8.12 Unclaimed Account Procedure. Neither the Trustee nor the Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. The Committee or its administrative delegate, by first class mail addressed to his last known address of record with the Committee or the Employer, shall notify any Participant that he is entitled to a distribution under this Plan. If the Participant fails to claim his benefits or make his whereabouts known in writing to the Committee within the earlier of (i) the date that is immediately prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the date of notification, or (ii) the date the Participant attains the Required Commencement Date, the Plan benefit of such Participant will be treated as a Forfeiture hereunder, provided that the benefit shall be reinstated in the event that the Participant or his Beneficiary ever makes a claim therefor. Either upon or prior to the occurrence of the Forfeiture under this Section 8.12, the Committee or its delegate shall take reasonable steps to locate the Participant. The Committee may request the Social Security Administration or the Internal Revenue Service Disclosure Staff to notify the Participant (or his Beneficiary) in accordance with the procedures it has established for this purpose. While payment is pending, the Committee may direct the Trustee to hold the Participant's benefits in a segregated account invested in U.S. Government obligations, certificates of deposit, or other obligations providing a stated rate of return. However, after a Forfeiture has occurred under this Section 8.12, a Participant or Beneficiary who seeks a reinstatement of the forfeited amount shall only be entitled to the minimum return required by law (which may be 0%). The segregated account shall be entitled to all income it earns and shall bear all expense and loss it incurs. Any payment made pursuant to this provision shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

           8.13 Restrictions on Distributions. Notwithstanding anything to the contrary above, a Participant's Employer Salary Reduction Contribution Account, and any amounts in any other employer contribution accounts attributable to Qualified Employer Contributions, and any earnings thereon, shall not be distributed before the first to occur of the following events:

                      (a)        the Participant's retirement;

                      (b)        his death;

                      (c)        his permanent disability;

                      (d)        his termination of employment;

                      (e)        his attainment of age 59 1/2;

                      (f) with respect to a Participant's Employer Salary Reduction Contributions and pre-1989 earnings thereon only, his incurring a financial hardship;

                      (g) the termination of the Plan, provided that neither the Employer nor a Related Employer maintains a successor plan;

                      (h) the disposition, to a corporation that is not a Related Employer, of substantially all of the assets (within the meaning of Code section 409(d)(2)) used by the Employer in the trade or business in which the Participant is employed, provided that the Participant continues employment with the transferee corporation and the Employer continues to maintain the Plan; or

                      (i) the disposition, to a corporation that is not a Related Employer, of the Employer's interest in a subsidiary in which the Participant is employed, provided that the Participant continues employment with the subsidiary and the Employer continues to maintain the Plan.

           A distribution may be made under (g), (h), or (i) above only if it constitutes a total distribution of the Participant's entire account balance in all Accounts and the account balances under any other profit-sharing plans of the Employer or a Related Employer.


-------------------------
End of Article VIII

                                  ARTICLE VIIIA

                                TRANSITION RULES


           8A.1       Transition Benefits. The provisions of this Article VIIIA
shall apply to the portion of a Participant's Accrued Benefit attributable to his account balance in the American Eagle Outfitters, Inc. Retirement Plan prior to October 1, 1994 that has been merged into this Plan. The provisions of this
Article VIIIA shall also apply to the portion of a Participant's Accrued Benefit attributable to his account balance in the Filene's Basement, Inc. Thrift Incentive Plan or in the Gramex Corporation 401(k) Profit Sharing Plan to the extent such amounts were transferred to this Plan in connection with the merger of those Plans into this Plan effective September 1, 2000 and July 1, 2000, respectively. The provisions of this Article VIIIA shall be applicable notwithstanding the provisions of Article VIII; provided however, that to the extent that a provision of Article VIII does not conflict with the transition rules in this Article VIIIA (including but not limited to Section 8.1(d) of the Plan), the provisions of Article VIII shall apply. Notwithstanding the foregoing, the provisions of this Article VIIIA shall no longer apply after the date described in Prop. Treas. Reg. Section 1.411(d)-4(e)(1)(ii) or any successor rule thereto.

           8A.2       Forms of Retirement Benefit.

                      (a) After all required accounting adjustments, payment of the Participant's benefit attributable to the Participant's account balance prior to October 1, 1994 shall be made under one of the following methods:

                                 (i)        By payment in a lump sum,

                                 (ii)       By payment in the form of a
           Qualified Joint and Survivor Annuity (as defined in section 417(b) of the Code),

                                 (iii) By payments over a period certain in monthly, quarterly, semiannual, or annual cash installments after first having:

                                            (A)        segregated the aggregate
           amount thereof in a separate federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security; or

                                            (B)        purchased a
           nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary),

                                 (iv) By purchase of an annuity. However, such annuity may not be in any form that will provide for payment over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary), or

                                 (v)        By direct rollover to an eligible
           retirement plan described in Section 402(c)(8)(B) of the Code; provided that the amount of the payment from the Plan is at least $200 or that the total payments from the Plan to the Participant or beneficiary are reasonably expected to equal at least $200 during the current Plan Year.

The Plan offers a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity (as defined in section 417(c) of the Code) with regard to Participant account balances prior to October 1, 1994, and any distribution attributable to such an account balance shall be in one of these forms, as applicable, unless another form is elected by the Participant and his spouse in accordance with the Plan. Notwithstanding the foregoing, the distribution of a benefit attributable to the portion of a Participant's account that exceeds the September 30, 1994 balance shall be made to the Participant or his beneficiary only in a form described in Article VIII.

                      (b) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who retires under the Plan shall receive the value of his benefits attributable to his account balance prior to October 1, 1994 in the form of a Qualified Joint and Survivor Annuity which shall be equal in value to a single life annuity. Following the Participant's death, such joint and survivor benefits shall continue to the spouse during the spouse's lifetime at a rate equal to fifty (50%) percent of the rate at which such benefits were payable to the Participant. The Participant may, however, elect to receive a smaller annuity benefit with the continuation of payments to the spouse at a rate of seventy-five (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime.

                      (c) Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. Such spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations issued by the Internal Revenue Service. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                      (d) The election period to waive the Qualified Joint and Survivor Annuity shall be the 90 day period ending on the "annuity starting date."

                      (e) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is received as an annuity (whether by reason of retirement or disability).

                      (f) With regard to the election, the Plan Administrator shall provide the Participant within a reasonable period of time before the "annuity starting date" (and consistent with regulations issued by the Internal Revenue Service), a written explanation of:

                                 (i)        the terms and conditions of the
           Qualified Joint and Survivor Annuity;

                                 (ii) the Participant's right to make an election to waive the Qualified Joint and Survivor Annuity;

                                 (iii)      the right of the Participant's
           spouse to consent to any election to waive the Qualified Joint and Survivor Annuity; and

                                 (iv)       the right of the Participant to
           revoke such election, and the effect of such revocation.

                      (g) If the value of the Participant's vested benefit is less than five thousand dollars ($5,000.00), the Plan Administrator shall immediately distribute such benefit without such Participant's consent. However, a Participant's vested benefit may not be paid without his written consent if the value exceeds five thousand dollars ($5,000.00) and without the consent in writing by such Participant's spouse to any such distribution.

                      (h) If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.

                      (i) If the Plan Administrator distributes a Participant's retirement benefit to him and his Beneficiaries over a period in excess of the Participant's then life expectancy, the then present value of the payments to be made over the period of the Participant's then life expectancy must be more than fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries; provided, however, that this paragraph shall not apply to a distribution in the form of a Qualified Joint and Survivor Annuity.

                      (j) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually, and in accordance with such rules as may be prescribed by Treasury regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

           8A.3       Distribution of Benefits Upon Death.

                      (a) Unless otherwise elected as provided below, a vested Participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit attributable to his account balance prior to October 1, 1994 paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. Payment of such benefit must commence by the date the Participant would have attained the Normal Retirement Age under the Plan, unless the surviving spouse elects a later date. Payment of a death benefit attributable to the portion of a Participant's account that exceeds the September 30, 1994 balance shall be made in the form of a single lump sum.

                      (b) Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for in
Section 8A.2. A Participant may elect to take or not take a Pre-Retirement Survivor Annuity and he may revoke such election any number of times during the election period.

                      (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty five (35) and end on the date of the Participant's death. In the event a vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                      (d) With regard to the election, the Plan Administrator shall provide each Participant within the period beginning either the first day of the Plan Year in which the Participant attains age thirty-two
(32) or ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), a written explanation of the Pre-Retirement Survivor Annuity. If the Participant enters the Plan after the first day of the Plan Year in which the Participant attains age thirty-two (32), the Administrator shall provide notice no later than the close of the second Plan Year following the entry of the Participant into the Plan.

                      (e) The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service under the American Eagle Outfitters, Inc. Retirement Plan on or after December 31, 1986. Former Participants who are not credited with an Hour of Service on or after December 31, 1986, shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.

                      (f) If the value of the Pre-Retirement Survivor Annuity is less than $5,000.00, the Plan Administrator may direct the immediate distribution of such amount to the Participant's spouse. If the value exceeds $5,000.00, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution.

                      (g) In the event the death benefit attributable to the Participant's account balance prior to October 1, 1994 is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods at the election of the
Beneficiary:

                                 (i)        one lump-sum payment in cash, or

                                 (ii)       payment in monthly, quarterly,
           semi-annual, or annual cash installments over a period to be determined at the election of the Beneficiary, and in installments as nearly equal as practicable.

The death benefit attributable to the portion of the Participant's account that exceeds the September 30, 1994 balance shall be payable only in the form of a single lump sum.

                      (h) In the event the death benefit is payable in installments, then, upon the death of the Participant, the Plan Administrator shall direct the Trustee to segregate into a separate Trust Fund(s) the death benefit, and the Trustee shall invest such segregated Trust Funds separately, and the funds accumulated in such Trust Fund(s) shall be used for the payment of the installments; provided, the Plan Administrator, in his sole discretion, may at any time direct the Trustee to purchase for the benefit of the Participant's Beneficiary an annuity with all monies or property held in the segregated Trust Fund(s), provided such annuity preserves all benefit rights and features applicable to such benefit under the Plan.


-------------------------
End of Article VIIIA

                                   ARTICLE IX

                            TOP HEAVY PLAN PROVISIONS


           9.1 Top Heavy Rules Applied. Notwithstanding any provisions of this Plan to the contrary, if the Plan is a Top Heavy Plan during any Plan Year, the provisions of this Article IX shall apply.

           9.2 Additional Definitions. The following definitions apply only for purposes of this Article IX:

                      (a) "Aggregation Employee" shall mean any employee of the Aggregation Employer, including any leased employees (within the meaning of section 414(n) of the Code). For this purpose, an individual formerly employed by an Aggregation Single Employer shall be deemed an Aggregation Employee.

                      (b) "Aggregation Employer" shall mean the Employer and all other employers aggregated pursuant to sections 414(b), 414(c), and 414(m) of the Code.

                      (c) "Aggregation Single Employer" shall mean an employer that sections 414(b), 414(c), and 414(m) of the Code require be aggregated with the Employer and other employers and treated as a single employer.

                      (d) "Determination Date" shall mean, with respect to any plan year, the last day of the preceding plan year, except in the case of the first plan year, in which event the Determination Date shall be the last day of such plan year. Whenever it is necessary to determine the value of accrued benefits as of a given Determination Date, such value shall be determined as of the Valuation Date that immediately precedes the Determination Date.

                      (e) "Key Employee" shall mean any Aggregation Employee or former Aggregation Employee (including any deceased employee) who at any time during the current plan year or any of the four preceding plan years, is or was:

                                 (i)        An officer of the Aggregation
           Employer having an annual Compensation greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the plan year ends;

                                 (ii)       One of the ten employees of an
           Aggregation Single Employer having annual compensation for the plan year from such Aggregation Single Employer of more than the dollar limitation in effect under section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) or having owned during the plan year containing the Determination Date or any of the four immediately preceding plan years both more than a 1/2% interest and the largest interests in such Aggregation Single Employer, and if two such employees have the same interest in the employer, the employee having the greater annual compensation from the employer shall be treated as having a larger interest;

                                 (iii) A 5% owner of an Aggregation Single Employer; or

                                 (iv) A 1% owner of an Aggregation Single Employer having Compensation of more than $150,000.

In addition, the term "Key Employee" shall mean the beneficiary of any Aggregation Employee or former Aggregation Employee defined above in this
Section 9.2(e) as being a Key Employee.

For the purposes of determining which Aggregation Employees or former Aggregation Employees, if any, are or were officers of the Aggregation Employer, whether an individual is an officer shall be based on his responsibilities with respect to the Aggregation Single Employer(s) by whom he is directly employed, and of such individuals initially deemed officers, no more than 50 Aggregation Employees, or, if lesser, the greater of three Aggregation Employees or 10% of the Aggregation Employees of the Aggregation Employer, shall be treated as officers. In addition, sole proprietorships, partnerships, associations, corporations, trusts, and labor organizations may have officers; and any person who is an administrative executive in regular and continued service shall be deemed an officer, subject to the above limitations. For purposes of determining the number of officers taken into account under clause (i), Aggregation Employees that are described in section 414(q)(8) of the Code shall be excluded.

The number of employees that the Aggregation Employer has for the plan year containing the Determination Date with respect to a plan shall be the greatest number of employees the Aggregation Employer had during that plan year or any of the preceding four plan years. A "5% owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Aggregation Single Employer or stock possessing more than 5% of the total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than 5% of the capital or profits interest in the Aggregation Single Employer. A "1% owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 1% of the outstanding stock of the Aggregation Single Employer or stock possessing more than 1% of the total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than 1% of the capital or profits interest in the Aggregation Single Employer. For purposes of applying the attribution rules of section 318 of the Code, section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" each time that term appears in said section. In the case of an entity other than a corporation, ownership shall be attributed as under section 318 of the Code, except that capital or profits interests shall be substituted for stock interests. If an employee's ownership interest in an employer changes during a plan year, his ownership interest for such plan year is the largest interest he owned at any time during the year. An Employee or individual who is not described above as being a Key Employee, including a former Key Employee, is not a Key Employee.

                      (f) "Permissive Aggregation Group" shall mean a plan or a group of plans that must be aggregated in the Required Aggregation Group and any other plan or plans of an Aggregation Employer if the group would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code with such additional plan being taken into account. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination
Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

                      (g) "Plan" shall mean a plan that satisfies the requirements of section 401(a) of the Code.

                      (h) "Plan Year" shall mean the plan year of a plan of an Aggregation Single Employer.

                      (i) "Required Aggregation Group" shall mean a group of plans consisting of (i) each plan of the Aggregation Employer in which a Key Employee participates during the plan year containing the Determination Date for such plan or has participated during any of the immediately preceding four plan years and (ii) any other plan of the Aggregation Employer that enables any of such plans to satisfy the requirements of section 401(a)(4) or 410 of the Code. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

                      (j) "Top Heavy Plan" shall mean the Plan for a given Plan Year that the Plan is not a member of a Required Aggregation Group (because there are no other plans that must be aggregated with the Plan), if the sum (determined as of the Determination Date for the Plan) of the present value of the cumulative Accrued Benefits (determined in accordance with 1.416-1 of the Treasury Regulations) for Key Employees of the Employer exceeds 60% of a similar sum determined for all Employees. If for a given Plan Year the Plan is a member of a Required Aggregation Group, the Plan shall be a Top Heavy Plan for such Plan Year if, as of the Plan's Determination Date for such Plan Year, both the Required Aggregation Group and the Permissive Aggregation Group that include the Plan are Top Heavy Groups (herein so called). A "Top Heavy Group" is any Required Aggregation Group or Permissive Aggregation Group if the sum (determined as of the Determination Dates for the plans in such group that fall within the same calendar year) of (i) the present value of the accrued benefits (determined in accordance with 1.416-1 of the Treasury Regulations) for Key Employees under all defined benefit plans (within the meaning of section 414(j) of the Code) included in such group and (ii) the accrued benefits (determined in accordance with 1.416-1 of the

Treasury Regulations) of Key Employees under all defined contribution plans (within the meaning of section 414(i) of the Code) included in such group exceeds 60% of a similar sum determined for all Aggregation Employees. For the purpose of determining the present value of the accrued benefit of any employee, the present value shall be increased, as required by 1.416-1 of the Treasury Regulations, by the aggregate distributions made with respect to such Employee under the plan during the five year period ending on the Determination Date for such plan, and under any terminated plan that, if it had not been terminated, would have been included in the Required Aggregation Group. Notwithstanding the foregoing provisions of this Section 9.2(j), if any individual has not performed services for any employer maintaining the plan at any time during the 5-year period ending on the Determination Date for such plan, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

Except to the extent provided in Regulations of the Secretary of the Treasury, any rollover contribution (or similar transfer) initiated by an Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any aggregation group which includes such plan is a Top Heavy Group). If any individual is not a Key Employee with respect to a plan in the aggregation group for any plan year, but such individual was a Key Employee with respect to a plan in the aggregation group for any prior plan year, any accrued benefit for such Employee and the account of such employee shall not be taken into consideration in making a determination of the top heavy status of the plan. Each plan in a Top Heavy Group shall be deemed a Top Heavy Plan.

                      (k) "Super Top Heavy Plan" shall mean a Top Heavy Plan if the plan would be a Top Heavy Plan if "(90%)" were substituted for "60%" each place it appears in Section 9.2(j) above.

           9.3        Additional Limitation - Defined Benefit Plan.

                      (a) Super Top Heavy Plan Years. For Limitation Years beginning prior to January 1, 2000, if during a Plan Year this Plan is a Super Top Heavy Plan and a Participant also participates in one or more qualified defined benefit plans (within the meaning of section 414(j) of the Code) maintained by the Employer or a Related Employer, the maximum amount otherwise allocable to his Accounts under Section 6.4 for any Limitation Year that contains any portion of the Plan Year during which this Plan is a Super Top Heavy Plan shall be reduced to the extent necessary to ensure that the sum of the Defined Benefit Fraction (within the meaning of Section 6.8(c)) for the Limitation Year plus the Defined Contribution Fraction (within the meaning of
Section 6.8(c)) for the Limitation Year does not exceed 1.0. For this purpose the Defined Benefit Fraction shall have a denominator that shall be an amount equal to the lesser of: (i) the product of 1.0 multiplied by the dollar limitation in effect for such year under section 415(b)(1)(A) of the Code or
(ii) the product of 1.4 multiplied by the amount that may be taken into account for such year under section 415(b)(1)(B) of the Code with respect to such Participant. The Defined Contribution Fraction shall have a denominator that shall be the sum of the lesser of the following amounts determined for each defined contribution plan maintained by the Employer or a Related Employer as of the close of the Limitation Year and in which the Participant has an account for the Limitation Year and for each prior year of service with the Employer: (i) the product of 1.0 multiplied by the dollar limitation in effect for such year under section 415(c)(1)(A) of the Code (determined without regard to section 415(c)(6) of the Code) or (ii) the product of 1.4 multiplied by the amount that may be taken into account under section 415(c)(1)(B) of the Code with respect to such individual under such defined contribution plans for the Limitation Year.

                      (b) Top Heavy Plan Years. If during a Plan Year this Plan is a Top Heavy Plan but not a Super Top Heavy Plan, the provisions of
Section 9.3(a) shall nevertheless be applicable to the Plan and the Plan shall be deemed a Super Top Heavy Plan for the purposes of Section 9.3(a) if either of the following conditions are satisfied:

           (1) The Employer fails to make a contribution for the Plan Year for the benefit of each non-Key Employee Participant who is employed by the Employer on the last day of the Plan Year; or

           (2) The Employer's contribution for the Plan Year allocated to any non-Key Employee's Employer contribution accounts, when aggregated with the amounts of the Employer's contributions for the Plan Year allocated to such non-Key Employee's accounts under all other defined contribution plans (within the meaning of section 414(i) of the Code) maintained by the Employer, and when expressed as a percentage of such non-Key Employee's Compensation for the Plan Year, is less than the lesser of: (i) 4% or (ii) the "highest applicable percentage for the Plan Year." For purposes of this Section 9.3(b), the "highest applicable percentage for the Plan Year" is the greatest percentage that can be obtained with respect to the group of Key Employee Participants for the Plan Year as a result of dividing with respect to each Key Employee Participant (i) the aggregate for the Plan Year of the Employer's contributions allocated to such Key Employee Participant's Employer Contribution Account and to such Key Employee Participant's accounts under all other defined contribution plans (within the meaning of section 414(i) of the Code) maintained by the Employer by (ii) such Key Employee Participant's Compensation for the Plan Year.

                      (c) Special Rule. Notwithstanding the foregoing provisions of this Section 9.3, if for any Plan Year the Plan is a Top Heavy Plan or Super Top Heavy Plan, for Limitation Years beginning prior to January 1, 2000, the sum of the Defined Benefit Fraction (within the meaning of Section 6.8(c)) and the Defined Contribution Fraction (within the meaning of Section 6.8(c)) for a Limitation Year may in the case of a Participant exceed 1.0 (but not l.25) if, but only if, there are no further benefit accruals for that individual under any defined benefit plan (within the meaning of section 414(j) of the Code) maintained by the Employer or a Related Employer and no further annual additions (within the meaning of section 415(c)(2) of the Code) for that individual under any defined contribution plan (within the meaning of section 414(i) of the Code) maintained by the Employer or any Related Employer until the sum of such fractions satisfies the rules of section 415(e) of the Code using the 1.0 factor for that individual.

           9.4 Minimum Benefit. Notwithstanding the provisions of Article VI, and except as provided in the last paragraph of this Section 9.4, during any Plan Year in which this Plan is a Top Heavy Plan, the Employer shall make an aggregate contribution to this Plan and any Related Plan for the benefit of each Participant who is an Employee and is not a Key Employee and who was in the Service of the Employer on the last day of the Plan Year in an amount which when allocated to the accounts of each Participant who is not a Key Employee and expressed as a percentage of each such Participant's compensation, is equal to or exceeds the lesser of: (i) 3% of such non-Key Employee Participant's compensation; or (ii) a percentage of such non-Key Employee Participant's compensation, such percentage being equal to the percentage at which contributions and forfeitures are made under the Plan for such year for the Key Employee for whom such percentage is the highest. The amount to be allocated to non-Key Employee Participants pursuant to this Section 9.4 shall include any amounts otherwise allocable under Section 6.4 (except for Employer Salary Reduction Contributions) and shall not be in addition thereto. For purposes of
(ii) above, in determining the percentage at which contributions and forfeitures are made under the Plan for the Key Employee for whom such percentage is the highest, elective contributions on behalf of Key Employees are taken into account. Employer Salary Reduction Contributions cannot be used to satisfy the minimum contribution requirement for non-Key Employees under this Section 9.4. An Employee who is not a Key Employee may not fail to accrue a minimum benefit under this Section 9.4 because either (1) such Employee is otherwise excluded from participation (or accrues no benefit) merely because the Employee's Compensation is less than a stated amount or (2) the Employee is otherwise excluded from participation (or accrued no benefit) merely because of a failure to make mandatory Employee contributions.

In addition, notwithstanding the preceding provisions of this Section 9.4, the following rules shall apply for purposes of determining whether the minimum benefit provisions of this Section 9.4 have been satisfied in the event that during a Plan Year the Employer maintains two or more qualified plans (within the meaning of section 1.401-1(b) of the Treasury Regulations) that are Top Heavy Plans or Super Top Heavy Plans for a Plan Year. If the Employer maintains during a Plan Year two or more defined contribution plans (within the meaning of section 414(i) of the Code), one of which is a money purchase pension plan (within the meaning of section 1.401-1(b)(1)(i) of the Treasury Regulations), the minimum Employer contribution and benefits required by this Section 9.4 on behalf a Participant who is not a Key Employee and who participates in both the money purchase pension plan and this Plan shall, unless provided otherwise in the money purchase pension plan, be provided under the money purchase pension plan to the extent such plan provides for an Employer contribution sufficient to satisfy such minimum, and only to the extent that such minimum is not provided under the money purchase pension plan shall any portion of such minimum contribution and benefits be provided under this Plan. If the Participant participates in two or more such defined contribution plans that are not money purchase pension plans and one of such plans requires Employer contributions for a plan year but the other plan does not require Employer contributions for a plan year, the minimum Employer contribution and benefits required by this
Section 9.4 shall be provided under the plan that requires Employer contributions, and only to the extent such minimum is not provided under such plan shall such minimum be provided under the plan or plans that do not require Employer contributions. If during a Plan Year, the Employer maintains this Plan and a defined benefit plan (within the meaning of section 414(j) of the Code) and a Participant who is not a Key Employee participates in both of such plans, then if such Participant is entitled to accrue a benefit under such defined benefit plan with respect to such Plan Year, and such Participant has accrued a benefit equal to or in excess of 2% multiplied by his number of years of Eligibility Service (as defined in Article III) multiplied by the Participant's average compensation during the five consecutive year period during which the Participant had the greatest aggregate compensation from the Employer, the Employer shall not be required to provide for such Participant under this Plan the minimum benefit otherwise required under this Section 9.4; provided, however, that if this Plan requires or is amended to require an Employer contribution for a Plan Year, the minimum benefit accrual under the defined benefit plan shall be offset by the benefits provided under this Plan for such Plan Year as provided in section 1.416-1, M-12, of the Treasury Regulations. If for a Plan Year this Plan is a Top Heavy Plan, but not a Super Top Heavy Plan, and the Employer makes contributions on behalf of a Participant under both this Plan and a defined benefit plan (within the meaning of section 414(j) of the Code) and the Employer wishes to use a factor of 1.25 rather than
1.0 as a limitation on the sum of the Defined Contribution Fraction (within the meaning of Section 6.8(c)) and Defined Benefit Fraction (within the meaning of
Section 6.8(c)) for a Limitation Year beginning before January 1, 2000, then the defined benefit plan minimum benefit accrual specified above shall be increased by one (1) percentage point (up to a maximum of ten percentage points) for each Year of Eligibility Service (within the meaning of Section 2.62) within which a Plan Year during which this Plan was a Top Heavy Plan or Super Top Heavy Plan ended. Nothing in this Section 9.4 shall prohibit the Employer from making contributions in excess of the minimums stated herein provided such contributions are otherwise in accordance with the provisions of the Plan or other plan pursuant to which they are made.

           9.5 Termination of Service Prior to Normal Retirement Age. If during any Plan Year a Participant has performed at least one Hour of Service for the Employer and the Plan is a Top Heavy Plan, such Participant shall have a fully vested, non-forfeitable interest in his Accrued Benefit attributable to his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account, should his Service with the Employer terminate prior to his Normal Retirement Age for any reason other than death or permanent disability, that is not less than as determined in accordance with the following schedule:

                                                     PERCENT DEEMED
YEARS OF VESTING SERVICE                                  VESTED
------------------------                                  ------
Less than 2 years                                            0%
2 years but less than 3                                     20%
3 years but less than 4                                     40%
4 years but less than 5                                     60%
5 years or more                                            100%

Notwithstanding any of the foregoing, if during any prior Plan Year the Plan was a Top Heavy Plan and in any subsequent Plan Year the Plan ceases to be a Top Heavy Plan, the rights of a Participant who had performed at least one Hour of Service during the Period the Plan was a Top Heavy Plan in and to his Accrued Benefit attributable to his Employer Matching Contribution Account shall not be less than his vested rights during the period that the Plan was a Top Heavy Plan. Provided, further, any Participant who has three or more Years of Service at the beginning of a Plan Year in which the Plan ceases to be a Top Heavy Plan shall have the right to elect, within a reasonable time of the beginning of the Plan Year in which the Plan ceases to be a Top Heavy Plan, to have his non-forfeitable percentage under this Plan computed in accordance with the schedule applicable to Plan Years in which the Plan is a Top Heavy Plan. Any election made under this Section 9.5 shall be made in the manner specified by
Section 12.5 as if such change in vesting schedule had been made by way of an amendment.


--------------------------
End of Article IX

                                    ARTICLE X

                             IN-SERVICE WITHDRAWALS



        10.1 In-Service Withdrawal From Accounts. To the extent permitted by Sections 10.2, 10.3 or 10.4, a Participant may withdraw any amount from his Accounts not in excess of his Vested Accrued Benefit by filing a request to do so with the Committee or its delegate. The actual payment of the amount to be so withdrawn shall occur as soon as administratively feasible on or after such date.

        10.2     Hardship Withdrawals.

                 (a) General. To the extent permitted below, a Participant shall be entitled to make in-service withdrawals from his Accounts pursuant to this
Section 10.2, but only in the case and to the extent required by a Participant's hardship. However, notwithstanding the above, in no event may a Participant make a hardship withdrawal of any amount in his employer Matching Contribution Account, Employer Nonelective Contribution Account, or Employer Profit Sharing Account. In addition, a Participant may not make a hardship withdrawal from his Employer Salary Reduction Contribution Account other than with respect to his actual Employer Salary Reduction Contributions and pre-1989 earnings thereon; thus, post-1988 earnings on Employer Salary Reduction Contributions cannot be withdrawn. These same withdrawal limitations will apply to amounts that are attributable to salary reduction contributions and qualified employer contributions made to another plan in which the Participant participated that are received by the Trust in a trust-to-trust transfer and are allocated to the Participant's Rollover Contribution Account. For purposes of this Section, "qualified employer contributions" means employer contributions that both (a) qualify for aggregation for Code section 401(k) or 401(m) discrimination testing purposes, pursuant to sections 401(k)(3)(1)(ii) or 401(m)(3) of the Code, and
(b) were in fact aggregated for such purposes.

                 For the purposes of this Section 10.2, "hardship" shall exist if a withdrawal is necessary in light of immediate and heavy financial needs of the Participant. Subject to the limitations stated herein, any amount withdrawn shall be deemed withdrawn first from the Participant's Employee Contribution Account, next from the Participant's Rollover Contribution Account, and, finally, from the Participant's Employer Salary Reduction Contribution Account, and no amount shall be deemed withdrawn from any subsequently listed Account until the prior listed Accounts have been exhausted in full. The Participant must request a withdrawal by written request delivered to the Committee. The Participant must submit such proof of his hardship as the Committee may in its sole and absolute discretion require. The Committee, in its sole discretion, shall make the determination of the existence of financial hardship and the amount required to be withdrawn to meet the need created by the hardship. Such determination is to be made in a uniform and nondiscriminatory manner.

                 The determination of whether a Participant has an immediate and heavy financial need and the amount necessary to satisfy such financial need shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. An immediate and heavy financial need shall be automatically deemed to include the following:

                 1. Medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152), or amounts necessary for these persons to obtain medical care described in section 213(d) of the Code;

                 2. Purchase of a principal residence for the Participant, but excluding mortgage payments;

                 3. Payment of tuition and related educational fees (but not room and board) for the next 12 months of post-secondary education for the Participant, the Participant's spouse, the Participant's children, or the Participant's dependents;

                 4. The need to prevent the (a) eviction of the Participant from his or her principal residence, or (b) foreclosure on the mortgage of the Participant's principal residence; or

                 5. Any other event described by the Internal Revenue Service to be deemed a heavy and financial need.

                 The Committee, in its sole discretion, shall make the determination of the existence of an immediate and heavy financial need. Such determination is to be made in a uniform and nondiscriminatory manner. No Participant shall have a right to request or seek the Employer to request an individual ruling from the Internal Revenue Service on whether or not the Participant's circumstances will qualify as an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                 (b) Withdrawal Necessary to Meet an Immediate and Heavy Financial Need. The amount of a withdrawal may not exceed the amount required to meet the immediate and heavy financial need that is not reasonably available from other resources of the Participant. A withdrawal may be treated as necessary to satisfy an immediate and heavy financial need if the Participant represents in writing to the Committee that the need cannot be relieved through any of the following resources:

                 1. Through reimbursement or compensation by insurance or otherwise;

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







                 2. By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                 3. By cessation of Employer Salary Reduction Contributions or Employee Contributions under the Plan; or

                 4. By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or Related Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

The Committee may rely upon the Participant's representations concerning availability of resources as long as such reliance would not be unreasonable. For purposes of this Section 10.2, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

                 (c) Suspension of Contributions. If a Participant obtains a distribution under this Section 10.2, his Salary Reduction Contributions, Employee Contributions and elective contributions and employee contributions to all other plans maintained by the Employer or a Related Employer shall be suspended for a period of twelve (12) months after the receipt of a hardship distribution pursuant to this Article X. The other plans of the Employer or a Related Employer to which this provision applies includes all qualified and nonqualified plans of deferred compensation maintained by the Employer or a Related Employer, other than the mandatory employee contribution portion of a defined benefit plan, but does not include health or welfare benefit plans. Such other plans also include cash or deferred arrangements that are part of a cafeteria plan, within the meaning of section 125 of the Code. Contributions may be recommenced following the twelve (12) month suspension period only after the Participant has entered into a new salary reduction agreement pursuant to
Section 5.1 of the Plan.

                 (d) No Redeposit of Hardship Withdrawal. A Participant shall not be permitted to recontribute to or redeposit in his Accounts any portion of the amounts withdrawn by reason of hardship.

                 (e) Limits on Contributions Have no Affect Upon Eligibility. The fact that a Participant has received a hardship distribution and is suspended from making further contributions under this Section 10.2 shall not, alone, prevent the Participant from being an Eligible Employee for purposes of determining the Actual Deferral Percentage and Actual Matching Percentage of the Participant's appropriate group of Eligible Employees.

        10.3 Age 59 1/2. After the Participant attains age 59 1/2, the Participant may elect to withdraw all or any portion of his Accrued Benefit pursuant to the terms of Section 10.1.

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







        10.4 After Tax Contributions. A Participant may withdraw while in service all or any portion of his or her account that consists of the balance of After-Tax Contributions (as defined in the Savings and Profit Sharing Retirement Plan of Steinbach Stores, Inc. and Participating Affiliated Companies (hereafter the "Steinbach Plan")) and earnings thereon that were transferred in a direct trustee-to-trustee transfer from the Steinbach Plan to this Plan in connection with the conversion of certain Steinbach Stores, Inc. department stores into Value City Department Stores. In addition, a Participant may withdraw in service all or any portion of his or her account that consists of the balance of Supplemental After-Tax Contributions or Rollover Contributions (as defined in the Filene's Basement, Inc. Thrift Incentive Plan) that were transferred to this Plan in a direct trustee-to-trustee transfer effective September 1, 2000.


--------------------------
End of Article X

                                   ARTICLE XI

                                      LOANS



        11.1 Loans to Participants: Basic Terms and Limits. The Trustee may make a loan to any Participant that has been a Participant for at least one year and whose Account balance is at least $2,000.00 (or any other person that must be eligible for Plan loans under ERISA, the Code or regulations and rulings promulgated thereunder) that is within the following limits:

                 (a) The loan must be made out of the Participant's Accounts and cannot exceed, when added to the outstanding balance of all other loans to such Participant, the lesser of:

                        (i) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of loans to such Participant from the Plan during the 12 consecutive month period ending on the day before the date such loan is made, over (ii) the outstanding balance of loans to such Participant from the Plan on the day the loan is made, or

                        (ii) The greater of (i) 1/2 of the value of the Participant's Vested Accrued Benefit, or (ii) $10,000.

                 (b) The limitation on loans that may be made from this Plan shall be calculated to take into account the Participant's nonforfeitable benefits and loans under all plans with which this Plan must be aggregated for purposes of sections 414(b), (c), (m) and (o) of the Code, with all such plans to be treated as a single plan and with the limitations above applying to the total of all nonforfeitable benefits under all such plans. For purposes of this Section, the value of a Participant's Vested Accrued Benefit shall be determined as of the Valuation Date coincident with or immediately preceding the date the loan is made.

                 (c) No loan shall be made to a Participant unless the Participant consents prior to the making of the loan to (1) the set-off of the Participant's Vested Accrued Benefit upon acceleration or default under the loan, and (2) the distribution or deemed distribution of all or a part of the Participant's Account necessary to effect the set-off. For purposes of any required consent, and any other applicable loan limitation, any renegotiation, extension, renewal, or other revision of a loan shall be treated as a new loan made on the date of the renegotiation, extension, renewal or revision.

                 (d) All Participant loans other than loans used to acquire the principal residence of the Participant shall, by their terms, be repaid within five years from the dates on which they are made. All Participant loans used to acquire the principal residence of the Participant shall, by their terms, be repaid within twenty years from the dates on which they were made.

                 (e) All loans shall be accelerated and immediately due in full upon a Participant's termination of Service (unless such Participant is otherwise mandatorily eligible for Plan loans under ERISA, the Code or regulations and rulings promulgated thereunder). If the Participant does not repay the loan at the time of acceleration, the Trustee shall have the right to set-off, as described above.

                 (f) All loans shall be made at interest rates then currently prevalent for loans from a commercial lending institution under circumstances similar to the circumstances under which the loan is being made, or at a reasonable interest rate if such currently prevalent rate is not "reasonable" under section 4975(d)(1)(D) of the Code. Except as may be allowed under regulations promulgated by the Secretary of the Treasury, all loans shall be made on the basis of substantially level amortization over the term of the loan, with payments due not less frequently than quarterly.

                 (g)    The minimum amount of any loan shall be $1,000.00.

                 (h) No more than two loans may be outstanding to a Participant at any time, at least one to meet an immediate and heavy financial need connected with the Participant's principal residence.

        11.2 Instruments and Security for Loans. Each loan hereunder shall be evidenced by a promissory note and secured by a security agreement, mortgage, deed of trust, or such other security instruments as the Committee may require. All such instruments shall contain, in addition to the provisions specifically required by this Article XI, such repayment, default, and remedial terms as may be determined by the Committee.

                 (a) Security for loans hereunder shall be provided by (1) the pledge of a Participant's Vested Accrued Benefit (including any Company Stock allocated to the Participant's Account) and (2) the pledge of such additional collateral as the Committee may require in order for the loan to be adequately secured. In determining the adequacy of the security for the loan, no more than 50% of the present value of a Participant's Vested Accrued Benefit may be considered as security for the outstanding balance of all Plan loans, calculated immediately after the origination of a loan hereunder. Further, if because of a decrease in the value of a Participant's Vested Accrued Benefit, the Committee believes a loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of his Vested Accrued Benefit or demand accelerated, including immediate, payment of the loan. An assignment for security of a Participant's Vested Accrued Benefit shall be limited as provided in Section 14.6 hereof.


                 (b) The default provisions of the instruments relating to a loan shall provide that upon default a loan may be set off against the Participant's Accounts at the earliest time that is administratively feasible and that is permitted by applicable law. Moreover, as a condition precedent to obtaining a loan hereunder, each Participant must request and consent, in writing, to a distribution from his Accounts to the fullest extent necessary and permissible by law to effect such set-off. For purposes of setting off account balances upon default of a Plan loan, Employee Contributions, but not earnings on any such contributions unless otherwise required by law, may be distributed at any time, and Employer Profit Sharing Contributions, Employer Matching Contributions, and earnings on Employee Contributions, Employer Profit Sharing Contributions and Employer Matching Contributions (but only to the extent such contributions and earnings do not represent Qualified Employer Contributions and earnings thereon) may be distributed when such funds have been allocated to the Participant's Account for at least two years or if the Participant has been a Participant for at least 60 months. Employer Salary Reduction Contributions, Employer Nonelective Contributions, Qualified Employer Contributions and earnings thereon, may only be distributed according to the provisions of Section 8.13.

                 (c) The Committee shall provide for the repayment of the loan through payroll deduction over the term of the loan, and, except as expressly provided otherwise in a Participant's promissory note, or as otherwise restricted by law, any revocation or modification of a payroll deduction authorization without the Committee's consent shall automatically constitute an event of default under such loan. Each promissory note and security instrument shall be delivered to the Trustee for the benefit of the borrowing Participant's Accounts. The amount borrowed by a Participant shall be considered an investment made by the Trustee from such Participant's Accounts in such combination thereof as is appropriate. The interest on the loan shall be allocated to the Participant's appropriate Accounts and any losses incurred as a result of the making of the loan shall also be allocated to such Accounts.

        11.3 Loan Provisions Incorporated by Reference. For purposes of satisfying the requirements of section 2550.408b-1(d) of the Labor Regulations, the Committee shall adopt a Loan Procedures Document (herein so called) that contains the following provisions:

                 (a)    A procedure for applying for loans.

                 (b) The basis on which loans will be approved or denied that are in addition to the conditions stated herein.

                 (c) Limitations (if any) on the types and amount of loans offered.

                 (d) The types of collateral which may secure a Participant loan.

This document, after being duly adopted by the Committee according to its normal adoption procedures, shall be incorporated in the Plan by this reference as if fully set forth herein. The Committee shall have the power to amend and modify the Loan Procedures Document according to its rules for the same.

        11.4 Payment of Expenses. If a Participant's application for a loan is approved, the Participant shall be required to pay all reasonable and necessary expenses incurred in the making and administration of the loan, including, but not limited to, attorney's fees. The amount to be paid shall be determined by the Committee and shall be paid at the time and in the form prescribed thereby.


--------------------------
End of Article XI

                                   ARTICLE XII

                       EMPLOYER ADMINISTRATIVE PROVISIONS



        12.1 Information. Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee and Trustee to perform their respective duties and functions under the Plan. Each Employer's records as to the current information the Employer furnishes to the Committee and Trustee shall be conclusive as to all persons.

        12.2 No Liability. Subject to Article XIII, the Company assumes no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Committee or the Trustee.

        12.3 Employer Action. Any action required of an Employer shall be by resolution of its board of directors or other governing body.

        12.4 Indemnity. The Company shall indemnify and save harmless the Committee, and the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct), in their official capacities in the administration of the Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The indemnification provisions of this Section shall not relieve any member of the Committee from any liability either may have under ERISA for breach of a fiduciary duty.

        12.5 Amendment to Vesting Schedule. Although the Employer reserves the right to amend the vesting schedule at any time, the Employer shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of this Plan is amended, any Participant who has completed at least three years of Vesting Service may elect to have his Accrued Benefit computed under the Plan without regard to such amendment by notifying the Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

                 (a) The date which is 60 days after the day such amendment is adopted;

                 (b) The date which is 60 days after the day such amendment becomes effective; or

                 (c) The date which is 60 days after the day the Participant is given written notice of such amendment by the Committee.

Any election made pursuant to this Section shall be irrevocable. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.


--------------------------
End of Article XII

                                  ARTICLE XIII

                         COMMITTEE - ADMINISTRATION AND
                              INVESTMENT PROVISIONS



        13.1 Appointment of Committee. The Company shall appoint one or more Committees to administer the Plan and direct Plan investments, the members of which may or may not be Participants in the Plan. Each Committee shall consist of such number of persons, not less than three (3), as shall from time to time be determined by the Company. In the absence of such appointments, the Company shall function as the Committee.

        13.2 Term. Each member of the Committee shall serve until his successor is appointed. Any member of the Committee may be removed by the Company, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign upon written notice to the Company.

        13.3 Compensation. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee, including the expenses for any bond required under section 412 of ERISA. To the extent such expenses are not paid by the Company, they shall be paid by the Trustee from the Trust Fund.

        13.4 Powers of the Committee. Subject to Article XIV hereof, the Committee shall have the following powers and duties:

                 (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

                 (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

                 (c) To determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit, and the vested Accrued Benefit of each Participant.

                 (d) To enforce the terms of the Plan and the rules and regulations it adopts;

                 (e) To direct the Trustee with respect to the crediting and distribution of the Trust and all other matters within its discretion as provided in the Trust Agreement;

                 (f) To direct the Trustee to transfer assets to another trust which constitutes a qualified trust under section 401(a) of the Code and to accept transfers of assets from other trusts which constitute qualified trusts under sections 401(a) and 501(a) of the Code;

                 (g) To review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

                 (h) To furnish the Employer with information which the Employer may require for tax or other purposes;

                 (i) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

                 (j) To prescribe procedures to be followed by distributees in obtaining benefits;

                 (k) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

                 (l) and of the receipts and disbursements of the Trust Fund from the Trustee;

                 (m) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan;

                 (n) To select a secretary, who need not be a member of the Committee;

                 (o)    To interpret and construe the Plan;

                 (p) To direct the Trustee in the investment, reinvestment, and disposition of the Trust Fund as provided in the Trust Agreement;

                 (q) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

                 (r) To furnish the Company with information which the Company may require for tax or other purposes;

                 (s) To engage the services of an Investment Manager or Managers (as defined in section 3(38) of the ERISA), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

                 (t) To interpret and construe the Plan with respect to the investment, reinvestment and disposition of Plan assets.

                 (u) To engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Committee. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims or review procedures provided in Article XIV. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides. The term "Administrative Delegate" shall mean one or more persons or institutions to which the Committee has delegated certain administrative functions pursuant to a written agreement.

Except as provided in Section 16.2, the Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Nonetheless, the Committee shall have absolute discretion in the exercise of its powers in this Plan. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.

        13.5 Manner of Action. The decision of a majority of the members of membership of the Committee, the remaining members of the respective Committee may exercise any and all of the powers, authorities, duties, and discretion conferred upon such Committee pending the filling of the vacancy. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. Each Committee shall maintain adequate records of its decisions.

        13.6 Authorized Representative. Each Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. Each Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

        13.7 Exclusive Benefit. The Committee shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries.

        13.8 Interested Member. No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Committee.

        13.9 Funding Policy. The Committee shall review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee shall communicate annually to the Trustee and to the Plan Investment Manager(s) (herein so-called), if any, the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements. The communication of such a funding policy and method shall constitute a directive to the Trustee as to the investment of the Trust Fund.

         13.10 Books and Records. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Committee.


--------------------------
End of Article XIII

                                   ARTICLE XIV

                      PARTICIPANT ADMINISTRATIVE PROVISIONS



        14.1 Beneficiary Designation. Subject to the limitations of Section 2.8, each Participant may from time to time designate, in writing, a Beneficiary to whom the Trustee shall pay his Accrued Benefit in the Trust Fund in the event of his death. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant.

        14.2     No Beneficiary Designation. Subject to the limitations of
Section 2.8, if a Participant fails to name a Beneficiary in accord with Section 14.1, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's interest in the Trust, then the Trustee shall pay the Participant's Accrued Benefit in lump sum to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. The Committee, in its sole discretion, shall direct the Trustee as to whom the Trustee shall make payment under this Section.

        14.3 Personal Data to Committee. Each Participant and Beneficiary must furnish to the Committee evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

        14.4 Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid.

        14.5 Place of Payment and Proof of Continued Eligibility. Any check representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or Beneficiary at his last address filed with the Committee, or if no such address has been filed, then at his last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address.

        14.6 Alienation. Except as specifically provided in Article XI for Plan loans or under a Qualified Domestic Relations Order, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder, except to the extent that under a Qualified Domestic Relations Order the Trustee is required to pay a portion of a Participant's Accrued Benefit to an Alternate Payee. In the event an Employer or the Trustee receives written notice of an adverse claim to a benefit distributable to a Participant, Former Participant or Beneficiary, the Trustee may suspend payment(s) of such benefit until such matter is resolved to the satisfaction of the Trustee.

        14.7 Litigation Against the Trust. If any legal action filed against the Trustee, an Employer, or the Committee, or against any member or members of the Committee or the Employer, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer, Committee, and any member or members of the Committee or the Employer, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent permitted under section 401(a)(13) of the Code.

        14.8 Information Available. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract, or any other instrument under which the Plan was established or is operated. The Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued thereunder, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Committee shall furnish him with a copy of any item listed in this Section. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

        14.9 Beneficiary's Right to Information. A beneficiary's right to (and the Committees', or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

        14.10 Claims Procedure. Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, subject to the restrictions of Section 8.7, the Committee may direct the Trustee to commence payment of a Participant's or Beneficiary's benefits hereunder

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

without requiring the filing of a claim therefor, if the Committee has knowledge of such Participant's or Beneficiary's whereabouts.

        14.11 Appeal Procedure for Denial of Benefits. The committee shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Committee has denied. Such notice must be sent within 30 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 30 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision. The Committee's notice of denial to the Claimant shall set forth:

                 (a)    The specific reason or reasons for the denial;

                 (b) Specific references to pertinent Plan provisions on which the Committee based its denial;

                 (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

                 (d)    A statement that the Claimant may:

                        (i) Request a review upon written application to the Committee;

                        (ii)     Review pertinent Plan documents;

                        (iii)    Submit issues and comments in writing; and

                        (iv) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 75 days after receipt of the Committee's notice of denial of benefits. If such notice is not furnished and the claim has not been allowed within such 30 day period, such claim shall be deemed to have been denied.

                 (e) The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 75 day period (or, if no such denial was furnished, within 120 days after the filing of the claim) will render the Committee's determination final, binding, and conclusive.

If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for


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

the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. No hearing shall be scheduled earlier than 10 days after the mailing of notice to the Claimant that sets forth the date, time and place of the hearing. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

The Committee's notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

        14.12 No Rights Implied. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against an Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, except as expressly provided by the Plan, the Trust or ERISA.

        14.13 Electronic Transactions. Salary reduction agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or a Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Committee or its delegates.


--------------------------
End of Article XIV

                                   ARTICLE XV

                                FIDUCIARY DUTIES



        15.1 Fiduciaries. The "Fiduciaries" of the Plan shall consist of the following:

                 (a)    The Company;

                 (b)    The Committee;

                 (c)    The Trustee; and

                 (d) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section 15.3(c) hereof.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

        15.2 Allocation of Responsibilities. The powers and responsibilities of the Fiduciaries are hereby allocated as indicated below:

                 (a) Company. The Company shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Company under the Plan and Trust Agreement shall be exercised by resolution of the appropriate representatives of the Company, or action by a delegate thereof.

                 (b) Committee. The Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Committee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

                (c) Trustee. The Trustee shall have the duties and responsibilities set out in the Trust Agreement, subject, however, to direction by the Committee as set out in the Trust Agreement.



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



                (d) Allocations. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 15.3 hereof, or as otherwise provided herein or in the Trust Agreement.

This Article is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by a specified provision of the Plan or Trust Agreement.

        15.3 Procedures for Delegation and Allocation of Responsibilities. Fiduciary responsibilities may be allocated as follows:

                 (a) The Committee may specifically allocate responsibilities to a specified member or members of the Committee.

                 (b) The Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities under the Plan (this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed fiduciaries of the Plan).

                 (c) The Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

                 (d) If at any time there be more than one Trustee serving under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

Any allocation of responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

        15.4     Allocation of Fiduciary Liability.

                 (a) Co-Trustees. In the event that there are two or more Trustees serving under the Trust Agreement, each should use reasonable care to prevent a Co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

                 (b) Liability Where Allocation is in Effect. To the extent that fiduciary responsibilities are specifically allocated by a Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Fiduciary violated Section
15.4 hereof (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation, or (iv) the Fiduciary would otherwise be liable in accordance with this Section 15.4.

                 (c) No Responsibility for Employer Action. Neither the Trustee nor the Committees shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or Eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan.

                 (d) No Duty to Inquire. Neither the Trustee nor the Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

                 (e) Liability of Trustee Where Investment Manager Appointed. If an Investment Manager has been appointed pursuant to Section 15.3 hereof, neither the Trustee nor the Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

                 (f) Successor Fiduciary. No Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.


--------------------------
End of Article XV

                                   ARTICLE XVI

                    DISCONTINUANCE AMENDMENT AND TERMINATION



        16.1 Discontinuance. The Company shall have the right, at any time, without prior notice and without cause, to suspend or discontinue its contributions under the Plan.

        16.2 Amendment. The Company and the Committee shall both, have the right at any time and from time to time, independently of one another, and without prior notice and without cause, to amend the Plan in any manner deemed necessary or advisable in order to qualify (or maintain qualification of) the Plan and Trust under the provisions of section 401(a) of the Code. Moreover, the Company shall have the right at any time and from time to time, without prior notice and without cause, to amend the Plan in any other manner provided no amendment shall:

                 (a) Except as provided for in Section 4.6, authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

                 (b) Cause or permit any portion of the Trust Fund to revert to or become the property of the Employer;

                 (c) Increase duties or responsibilities of the Trustee or the Committee without the written consent of the affected Trustee or the affected member or members of the Committee.

The Company shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

        16.3 Termination. The Company shall have the right, without prior notice and without cause, to terminate the Plan at any time. The Plan shall terminate upon the first to occur of the following:

                 (a)    The date terminated by action of the Company; or

                 (b) The dissolution, merger, consolidation, or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall be substituted as the Company under this Plan.

        16.4 Termination, Partial Termination, or Complete Discontinuance of Employer Contributions. Notwithstanding any other provision in this Plan, in the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer contributions under the

Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested, as if such date was the Valuation Date for the Limitation Year in which the termination, partial termination, or complete discontinuance of Employer contributions occurs. The Committee shall interpret and administer this
Section 16.4 consistently with Section 7.8 and in accord with the intent and scope of the Treasury regulations issued under section 411(d)(3) of the Code.

        16.5 Procedure on Termination. In the event of termination of the Plan or permanent discontinuance of Employer contributions, the Employer shall cause any unallocated assets to be allocated to Participant Accounts in the manner specified in the Treasury regulations promulgated under section 411 of the Code. Moreover, the Company shall, in its sole discretion, authorize any one of the following procedures:

                 (a) Continue Plan. To continue the Plan in operation in all respects until the Trustee has distributed all benefits under the Plan, except that no further persons shall become Participants, no further Employer contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made except in distribution of the Trust Fund and payment of administration expenses; or

                 (b) Liquidate Plan. Subject to the limitations contained herein, to wind up and liquidate the Plan and Trust and distribute the assets thereof, after deduction of all expenses, to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accounts as then constituted. If the Employer makes no election before termination, then this subsection (b) will govern distribution of the Trust Fund.

        16.6 Merger. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation, or transfer, the surviving Plan, if it then terminated, would provide to each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

        16.7 Notice of Change in Terms. The Committee, within the time prescribed by ERISA and applicable regulations, shall furnish all Participants and Beneficiaries a summary descriptive of any material amendment to the Plan or notice of discontinuance of contributions or termination of the Plan and all other information required by ERISA to be furnished without charge.


-------------------------
End of Article XVI

                                  ARTICLE XVII

                                    THE TRUST



        17.1 Purpose of the Trust Fund. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

        17.2 Appointment of Trustee. Trustee(s) shall be appointed by the Company to administer the Trust Fund. The Trustee's obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

        17.3 Exclusive Benefit of Participants. Subject to Section 4.6, the Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and with respect to expenses of administration. The Company reserves the right to recover any amounts held in a suspense account at the termination of the Trust Fund that cannot be used to reduce Employer contributions in the year of termination because of the limitations contained in Section 6.8 of the Plan and section 415 of the Code.

        17.4 Benefits Supported Only By the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.

        17.5 Rights to Trust Assets. No Employee shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

        17.6 Restriction of Use of Trust Fund. Notwithstanding any other provision of the Plan, no part of the corpus or income of the Trust Fund may be used or diverted for expenses relating to settlor functions that arise from the establishment, design or termination of the Plan.


--------------------------
End of Article XVII

                                  ARTICLE XVIII

                                  MISCELLANEOUS



        18.1 Execution of Receipts and Releases. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust. The Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

        18.2 No Guarantee of Interests. Neither the Trustee, the Committee, nor the Company guarantee the Trust Fund from loss or depreciation. The Company does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund is limited to the then available assets of the Trust.

        18.3 Payment of Expenses. Except as provided below, all expenses incident to the administration and protection of the Plan and Trust, including but not limited to legal, accounting, and Trustee fees, may be paid by the Employer, or, in the absence of such payments (which are not obligatory), shall be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund. However, any and all expenses relating to settlor functions that arise from the creation, design or termination of the Plan must be paid by the Employer and may not be paid from the Trust Fund. The extent, if any, to which an Employer elects to pay its allocable share of Plan expenses may vary among Employers, and an Employer may elect to pay all or a portion of such Plan expenses only for its own Employees, rather than for Employees of all Employers maintaining the Plan.

        18.4 Employer Records. Records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

        18.5 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within a Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

        18.6 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.




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



        18.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        18.8 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

        18.9 Notice. Any notice required to be given herein by the Trustee, an Employer, or the Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

        18.10 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.


        18.11 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Trustee, the Committee, and their successors.

        18.12 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        18.13 Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Ohio except to the extent Ohio law is preempted by Federal statute.

        18.14 Qualified Military Service. Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.


--------------------------
End of Article XVIII

                                   ARTICLE XIX

                             EMPLOYER PARTICIPATION



        19.1 Adoption by Employer. Subject to the further provisions of this Article, any entity whether or not it is a member of the same controlled group of corporations or trades or businesses under common control (as defined in sections 414(b) or 414(c) of the Code) as the Company, now in existence or hereafter formed or acquired, or is approved by the Company, and which is otherwise legally eligible, may, with the consent and approval of the board of directors of the Company, by formal resolution or decision of its own board of directors, adopt the Plan and the Trust and, if deemed necessary by the Company, execute an Adoption Agreement, for all or any classification of its employees. Such adoption shall be effectuated and evidenced by a formal resolution of the board of directors of the Company consenting to and containing or incorporating by reference such formal resolution or decision of the adopting corporation. The adoption resolution or decision shall become, as to such adopting corporation and its employees, a part of the Plan as then or subsequently amended. It shall not be necessary for the adopting corporation to sign or execute the Plan document, but, if deemed necessary by the Company, such corporation must complete and execute an Adoption Agreement. All Employers which have adopted the Plan shall be identified on Schedule I. The effective date of the Plan for any such adopting corporation shall be that stated in the resolution or decision of adoption of the adopting corporation, and from and after such effective date, the adopting corporation shall assume all the rights, obligations and liabilities of an Employer hereunder. The administrative powers and control of the Company, as now or hereafter provided in the Plan, including the Company's sole right of amendment of the Plan and Trust and of appointment and removal of the Committee, and Trustee, together with their successors, shall not be diminished by reason of the participation of any such adopting corporation in the Plan and Trust. For any period of time during which an Employer maintaining the Plan is not a member of the same controlled group of corporations as the Company or trades or businesses under common control with the Company, the provisions of Section 413(c) of the Code shall apply.

        19.2 Withdrawal by Employer. Any Employer by action of its board of directors and notice to the Company and the Trustee, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing, by complying with the provisions of the Plan. Termination of the Plan as it relates to an Employer upon its withdrawal shall be governed by the provisions of
Article XV. A withdrawing Employer may arrange for the continuation by itself or its successor of this Plan and Trust in separate form for its own Employees with such amendments, if any, as it may deem proper, or it may arrange for continuation of the Plan and Trust by merger with an existing plan and trust qualified under sections 401(a) and 501(a) of the Code and transfer of such portion of the Trust assets as the Committee determines are allocable to the Employer and its employees who are Participants. The Company may in its absolute discretion, by resolution of its board of directors, terminate an Employer's participation at any time when (1) in the Company's judgment such Employer fails or refuses to discharge its obligations under the Plan following such

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

prior notice and opportunity to cure as may be appropriate under the circumstances, or (2) in the Company's judgment, such Employer should not be allowed to continue to participate.

        19.3 Adoption Contingent Upon Initial and Continued Qualification. The adoption of the Plan and Trust by a corporation as provided in Section 19.1 is made contingent and subject to the condition precedent that the adopting corporation meets all the statutory requirements for qualified plans under the Code for its Employees. The adopting corporation may, or at the request of the Company shall, request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust, as herein set forth or as amended with respect to the adopting corporation, satisfy the requirements of the applicable federal statutes for tax qualification purposes for such adopting corporation and its employees. In the event the Plan or the Trust in its operation becomes disqualified for any reason as to such adopting corporation and its employees, the portion of the Trust Fund allocable to them shall be segregated as soon as is administratively feasible, pending either (1) the prompt requalification of the Plan and Trust as to such corporation and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of the Plan and Trust as to all other Employees, or (2) as provided in Section 19.2 above, the prompt withdrawal of such corporation from this Plan and Trust and a continuation by itself or its successor of a plan and a trust separately from this Plan and Trust, or by merger with another existing qualified plan and trust with a transfer of its said segregated portion of Trust assets, or (3) the prompt termination of the Plan and Trust as to itself and its employees.

        19.4 No Joint Venture Implied. The adoption of the Plan by any Employer shall not create a joint venture or partnership relation between it and any other Employer. Any rights, duties, liabilities and obligations assumed or incurred hereunder by any Employer, or imposed upon any Employer by the provisions of the Plan, shall relate to and affect such Employer alone.


--------------------------
End of Article XIX

                                   ARTICLE XX

                                 SIGNATURE PAGE



        IN WITNESS WHEREOF, Schottenstein Stores Corporation has caused this instrument to be executed on this 30th day of December, 2000, but to be effective as of January 1, 2000.


                                               SCHOTTENSTEIN STORES CORPORATION



                                               By: /s/ George Dailey
                                                   -----------------------------

                                               Title: Director of Benefits
                                                      --------------------------





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



                                   SCHEDULE I


1)      Schottenstein Stores Corporation and designated Related Employers

2)      Value City Department Stores, Inc. and designated Related Employers

3)      American Eagle Outfitters, Inc. and designated Related Employers









                                       95